                              SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]       Preliminary Proxy Statement
[  ]      Confidential, for Use of the Commission Only (as Permitted by
          Rule 14a-6(e)(2))
[  ]      Definitive Proxy Statement
[  ]      Definitive Additional Materials
[  ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12


                             Grubb & Ellis Company
- ------------------------------------------------------------------------------
                  (Name of Registrant as Specified in its Charter)

                                   N/A
- ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.

[  ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
          and 0-11.

              (1) Title of each class of securities to which transaction applies:
                ______________________________________________________________

              (2) Aggregate number of securities to which transaction applies:
                ______________________________________________________________

              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                _______________________________________________________________

              (4) Proposed maximum aggregate value of transaction:
                _______________________________________________________________

              (5) Total fee paid:
                _______________________________________________________________

[  ]      Fee paid previously with preliminary materials.

[  ]      Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:
            _________________________________________________________________

          (2) Form, Schedule or Registration Statement No.:
            _________________________________________________________________

          (3) Filing Party:
            _________________________________________________________________

          (4) Date Filed:
            _________________________________________________________________

    Grubb & Ellis
    Property Solutions Worldwide
    2215 Sanders Road, Suite 400
    Northbrook, IL 60062



October 9, 1997



Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Grubb & Ellis Company (the "Company") to be held at 9:00 a.m. on November 20, 1997 in the Willow Room of the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois.

    For your consideration at the meeting are the election of ten directors to the Company's Board of Directors, an amendment to the Company's Restated Certificate of Incorporation, approval of an employee stock purchase plan and approval of amendments to a stock option plan. The meeting will also provide an opportunity to review with you the business of the Company during the 1997 fiscal year and give you a chance to meet your directors.

    Your vote is important to the Company. Whether or not you plan to attend the meeting, please return a completed proxy card in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

    We look forward to seeing you at the meeting.

                                      Sincerely,




                                      Neil Young
                                      Chairman & Chief Executive Officer

                         GRUBB & ELLIS COMPANY
                     2215 Sanders Road, Suite 400
                      Northbrook, Illinois 60062
                         ____________________

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD NOVEMBER 20, 1997

    The Annual Meeting of Stockholders of Grubb & Ellis Company (the "Company") will be held in the Willow Room of the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois, on November 20, 1997 at 9:00 a.m. local time, for the following purposes:

    1. To elect ten (10) directors to the Board of Directors to serve for one year and until their successors are elected and qualified;

    2. To act upon an amendment to the Company's Restated Certificate of Incorporation;

    3.  To act upon the Grubb & Ellis Employee Stock Purchase Plan;

    4. To act upon amendments to the Company's 1990 Amended and Restated Stock Option Plan; and

    5. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

    Stockholders of record at the close of business on September 24, 1997 will receive this Notice and are entitled to vote at the Annual Meeting. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       Robert J. Walner
    October 9, 1997                    Corporate Secretary

                                GRUBB & ELLIS COMPANY

                                   PROXY STATEMENT


                        SOLICITATION AND REVOCATION OF PROXIES

GENERAL INFORMATION

    The Board of Directors (the "Board") of Grubb & Ellis Company (the "Company") is soliciting your proxy for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, November 20, 1997.

    Information in this proxy statement about the Company's directors or executive officers is provided only for the periods during which they held such positions.

RECORD DATE; VOTING RIGHTS

    This proxy statement and the enclosed proxy card are being mailed on or about October 9, 1997 to holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on September 24, 1997 (the "Record Date"). Holders of the Common Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting. On such date, there were ______________ outstanding shares of Common Stock. Each stockholder is entitled to one vote for each share of Common Stock held. The presence, in person or by proxy, of a majority of the shares entitled to vote will constitute a quorum.

PROXIES; REVOCATION OF PROXIES

    When you have signed, dated and delivered the enclosed proxy card prior to the date of the Annual Meeting, your shares will be voted by the persons named as proxy holders according to your directions. If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendations of the Board as set forth in this proxy statement. You may revoke your proxy at any time prior to voting at the Annual Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy card or by attending the meeting and voting by ballot before the polls are closed.

    The Board is not aware of any matters to be presented at the Annual Meeting other than the items set forth in the above Notice of Annual Meeting of Stockholders. If any other matters are properly presented, the persons named to act as proxy holders may vote on such matters in accordance with their discretion.

    The cost of the solicitation of proxies will be borne by the Company. The Company has engaged Morrow & Co., Inc. to solicit proxies for a fee of approximately $2,000 plus reasonable out-of-pocket expenses, estimated to be approximately $3,000. Banks, brokers and other nominees will be reimbursed for customary expenses incurred in connection with forwarding of the Company's proxy solicitation materials to beneficial holders. In addition, proxies may be solicited, without additional compensation, by directors, officers and other regular employees of the Company by telephone, mail or in person.

VOTING PROCEDURES AND REQUIRED VOTE

    Shares represented by proxies that reflect abstentions, withheld authority or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote in order to determine the presence of a quorum, but are not considered as votes "cast" for the purpose of determining the outcome of a proposal.

    The election of each nominee for director will require the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Cumulative voting for the election of directors is not permitted. Unless authority to vote for any director is withheld in the proxy, votes will be cast in favor of election of all of the nominees.

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required to adopt the proposed amendment to the Company's Certificate of Incorporation.

    The affirmative vote of the holders of a majority of the shares of Common Stock, present in person or by proxy and entitled to vote at the Annual Meeting, is required to ratify the adoption of the Grubb & Ellis Employee Stock Purchase Plan and to ratify the amendments to the 1990 Amended and Restated Stock Option Plan.



                              1.  ELECTION OF DIRECTORS

INFORMATION ABOUT THE BOARD

    The Board of Directors currently consists of ten directors. C. Michael Kojaian, Todd A. Williams and Sidney J. Lapidus were elected by the Board as additional directors in December 1996, January 1997 and February 1997, respectively. The Board held ten meetings during the fiscal year ended June 30,
1997.   Each director attended at least 75% of the meetings of the Board and any
Board committees on which he served, except that John D. Santoleri attended 70%
of such meetings.   The Board has standing Audit and Compensation Committees,
which are described below, and does not have a Nominating Committee.

    AUDIT COMMITTEE. The Audit Committee recommends the appointment of auditors to the Board; approves the scope of the annual audit; reviews the audit results and compliance with the auditors' recommendations; reviews financial reports to stockholders; monitors the Company's accounting and the effectiveness of internal controls; and monitors compliance with certain aspects of the Company's conflicts-of-interest policy. The current members of the Audit Committee are R. David Anacker, Chairman, Lawrence S. Bacow and Robert J. McLaughlin. The Audit Committee met four times during the 1997 fiscal year.

    COMPENSATION COMMITTEE. The functions of the Compensation Committee are the approval of compensation arrangements for the executive officers of the Company; recommending to the Board the adoption of equity compensation plans, in which directors and officers are eligible to participate and the award of equity incentives; and administration of the unaffiliated directors' stock option plan. The current members of the Compensation Committee are Reuben S. Leibowitz, Chairman, and Lawrence S. Bacow. During the 1997 fiscal year, the Compensation Committee met four times.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

    The names of the persons who have been nominated by the Board for election as directors at the Annual Meeting are set forth below. There are no other nominees. Nominations for director are made by written notice to the Secretary of the Company, generally at least 14 days prior to the stockholders' meeting at which directors are to be elected. All nominees have consented to serve as directors if elected.

    If any nominee becomes unable to serve as a director, the proxies will be voted by the proxy holders for a substitute person nominated by the Board, and authority to do so is included in the proxy. The Board has no reason to believe that any of the nominees will be unable to serve as a director of the Company.

    VOTING AGREEMENT. Pursuant to an agreement ("Voting Agreement") dated January 24, 1997, entered into among Warburg, Pincus Investors, L.P. ("Warburg"); C. Michael Kojaian, a director of the Company, Mike Kojaian and Kenneth J. Kojaian (collectively, the "Kojaian Investors"); and Archon Group, L.P., a Delaware limited partnership ("Archon"), in connection with certain financing transactions of the Company which were consummated in 1996 and 1997 (together, the "1997 Financing"), the parties agreed to vote all their shares of Common Stock in favor of the election to the Board of one nominee designated by a majority of the Kojaian Investors ("Kojaian Nominee"), one nominee designated by Archon ("Archon Nominee"), and all nominees designated by Warburg ("Warburg Nominees"). The Voting Agreement provides that the Kojaian Nominee must be a Kojaian Investor or an officer or partner of a firm affiliated with the Kojaian Investors; each Warburg Nominee must be an officer of Warburg or one of its venture banking affiliates; and the Archon Nominee must be an employee of Archon, Goldman, Sachs & Co., or an affiliate of either firm. The right to designate nominees under the Voting Agreement is conditioned upon beneficial ownership of the following minimum numbers of shares of Common Stock: the Kojaian Investors or a controlled transferee (1,250,000); Warburg (5,509,169); and Archon (1,250,000). With respect to the 1997 election of directors, Sidney J. Lapidus, Reuben S. Leibowitz and John D. Santoleri have been designated as Warburg Nominees, C. Michael Kojaian has been designated as the Kojaian Nominee, and Todd A. Williams has
been designated as the Archon Nominee.   See also "Security Ownership of
Certain Beneficial Owners and Management."

    On December 9, 1996, in connection with the 1997 Financing, described below under "Compensation Committee Interlocks and Insider Participation-- 1997 Financing," Warburg agreed that Warburg representatives on the Board would nominate Mr. Hanauer for election as a director of the Company at the 1997 and 1998 annual meetings of stockholders, and further agreed to vote all of its shares of Common Stock in favor of Mr. Hanauer's election as a director.

    To the Company's knowledge, Warburg, the Kojaian Investors, Archon and all of the directors and executive officers of the Company intend to vote all of their shares of Common Stock in favor of all nominees for director. Together, they have the power, without the vote of other stockholders, to elect all nominees to the Board.

    The term of office of each nominee who is elected extends until the annual stockholders' meeting in 1998 and until his successor is elected and qualified.

    NEIL YOUNG, 48, has served as President, Chief Executive Officer, and a director of the Company since February 1996. He was elected Chairman of the Board in April 1997. He has also served as a director and/or officer of certain subsidiaries of the Company, including serving as a director of Grubb & Ellis Management Services, Inc. ("GEMS"), the subsidiary engaged in property and facilities management, formerly named Axiom Real Estate Management, Inc., since September 1994, and as Executive Vice President since May 1997. Other positions with the Company previously held include President of Commercial Brokerage Operations (December 1995 to February 1996), President of the

Eastern Region (March 1994 to December 1995), President of the Midwest/Texas Region (January 1993 to January 1995), and Senior Vice President (January 1992 to February 1996). He served prior to 1993 as an Executive Vice President, Regional Manager, District Manager and Sales Manager of the
commercial brokerage division in the Midwest Region.   Mr. Young has been
with the Company since 1984.

    R. DAVID ANACKER, 62, has been Vice Chairman of Veriflo Corporation, an industrial equipment manufacturing firm located in Richmond, California, since November 1991. From November 1959 to November 1991, he was associated with ABM Industries, Inc. ("ABMI"), a property maintenance service firm located in San Francisco, California, serving as director from 1979 and as President and Chief Executive Officer from March 1984 through October 1991. He has also served as a consultant to ABMI. He served as a director of GEMS from August 1992 to July 1994. Mr. Anacker has served as a director of the Company since May 1994.

    LAWRENCE S. BACOW, 46, is a professor at the Massachusetts Institute of Technology ("M.I.T.") Center for Real Estate and the M.I.T. Department of Urban Studies and Planning. He served as Chairman of the M.I.T. Faculty from June 1995 through June 1997. He joined the M.I.T. Faculty in 1977 and the M.I.T. Center for Real Estate in 1983, serving as the director of the Center for Real Estate from 1990 until 1992. Professor Bacow is also a director of La Salle Street Fund, a real estate investment trust. From December 1987 to June 1990, he was also a principal of Artel Associates, a company which provided investment banking services to real estate companies. Professor Bacow has served as a director of the Company since January 1993.

    JOE F. HANAUER, 60, has been a general partner of Combined Investments, L.P., an investment management business located in Laguna Beach, California whose investments include real estate, since December 1988. He served as Chairman of the Board of the Company from January 1993 to April 1997, as Executive Chairman from June 1994 to September 1994 and as Chief Executive Officer from July 1994 to December 1995. Mr. Hanauer served as a director of GEMS from June 1993 until April 1997, and served as a director and/or officer of certain other subsidiaries of the Company from February 1993 to December 1995. From February 1993 until July 1994, Mr. Hanauer, through Combined Investments, L.P., also provided operational and management services to the Company. From 1977 to December 1988, Mr. Hanauer was associated with Coldwell Banker Residential Group, Inc., serving as Chairman and Chief Executive Officer from 1984. He is also a director of MAF Bancorp, Real Select, Inc. and Regit, Inc. Mr. Hanauer has served as a director of the Company since January 1993.

    C. MICHAEL KOJAIAN, 35,  the Kojaian Nominee, is President, a director and a shareholder of the Kojaian Companies, a real estate investment firm headquartered in Southfield, Michigan. He has also been a director, shareholder and Executive Vice President and Treasurer of Kojaian Management Corporation, a real estate investment and property management firm affiliated with the Kojaian
Companies,  since January 1988.   He is also a director of Flagstar Bancorp,
Inc. Mr. Kojaian was first elected as a director of the Company in December 1996 as a representative of the Kojaian Investors.

    SIDNEY J. LAPIDUS, 59, a Warburg Nominee, is a Managing Director and member of E.M. Warburg, Pincus & Co., LLC (and predecessor) ("Warburg Pincus"), a venture banking firm located in New York City. Warburg Pincus manages Warburg, the Company's principal stockholder. Mr. Lapidus is also a general partner of Warburg, Pincus & Co. ("WP"), a firm which acts as general partner of Warburg. Mr. Lapidus was first elected as a director of the Company in February 1997 as a representative of Warburg.

    REUBEN S. LEIBOWITZ, 50, a Warburg Nominee, is a Managing Director and member of Warburg Pincus, located in New York City. Mr. Leibowitz is also a general partner of WP. He has been associated with Warburg Pincus since 1984. He is also a director of Chelsea GCA Realty, Inc. and Pacific Greystone Corporation. Mr. Leibowitz was first elected as a director of the Company in January 1993 as a representative of Warburg.

    ROBERT J. MCLAUGHLIN, 64, is President of The Sutter Group, a management consulting firm located in Larkspur, California which he founded in 1982. Mr. McLaughlin has served as a director of the Company since September 1994.

    JOHN D. SANTOLERI, 34, a Warburg Nominee, has been a Managing Director and member of Warburg Pincus, located in New York City, since January 1996, and served as Vice President of Warburg Pincus from January 1995 to January 1996. He has also been a general partner of WP since January 1996. From January 1992 to January 1995, Mr. Santoleri served as a Vice President of Warburg Pincus Ventures, Inc., the venture banking subsidiary of Warburg Pincus. He has been associated with Warburg Pincus since June 1989. From June 1985 to June 1989, he was associated with The Harlan Company, a New York-based real estate consulting firm, serving as Vice President from September 1988 to June 1989. Mr. Santoleri also serves as a director of Pacific Greystone Corporation. Mr. Santoleri was first elected as a director of the Company in January 1993 as a representative of Warburg.

    TODD A. WILLIAMS, 37, the Archon Nominee, has been Director of Portfolio Management for Goldman, Sachs & Co. ("GS&Co."), an investment banking firm located in New York City, since January 1993, and Vice President of GS&Co. since May 1993. From June 1989 until January 1993, Mr. Williams served as an associate of the Real Estate Investment Banking Group of GS&Co. He also has served as a director of Archon, a real estate investment firm located in Irving, Texas and a principal stockholder of the Company, since September 1996. In addition, he has served as Vice President, Assistant Treasurer and Assistant Secretary of Archon Gen-Par, Inc., the general partner of Archon, since September 1996. In addition to his role with Archon, Mr. Williams also serves on the Investment Committee of the Whitehall Street Real Estate Funds, a series of commingled funds sponsored by GS&Co. Mr. Williams was elected as a director of the Company in January 1997 as a representative of Archon.

INFORMATION CONCERNING EXECUTIVE OFFICERS

    In addition to Mr. Young, the following are executive officers of the
Company:

    DOUGLAS P. FRYE, 37, has served as President, Institutional Services of the Company since July 1997. From March 1995 to July 1997 he served as Director of the Institutional Services Group. He served as an investment broker in the Rosemont, Illinois commercial office of the Company from April 1991 to March 1995. From February 1989 to April 1991, he served as Vice President of Acquisitions for The Shidler Group, a real estate services firm located in Chicago, Illinois. From September 1984 to February 1989, he served as Investment Specialist in the Chicago commercial brokerage office of the Company.

    MICHAEL P. MCKIERNAN, 42, has served as President, Transaction Services for the Central Region of the Company, since July 1997. From October 1996 to July 1997, he served as President of the Eastern Region of the commercial brokerage
division of the Company.    Mr. McKiernan joined the Company in January 1989,
serving as Sales Manager of the Rosemont, Illinois commercial office from January 1993 to October 1996, and as a broker prior to that time. He also serves as an officer of certain subsidiaries of the Company.

    DONALD D. MORROW, 49, has served as President, Transaction Services for the Western Region (and predecessor division) of the Company since October 1996. He also serves as an officer of certain subsidiaries of the Company. Mr. Morrow has been associated with the Company since May 1977, serving as Sales Manager of the Phoenix commercial office of the Company from June 1994 to October 1996, as District Manager of the San Diego commercial office from June 1990 to June 1994, and as an investment broker in the Phoenix commercial office prior to that time. He also served as director of the National Investment Council of the Company from August 1994 to October 1996.

    JOHN G. ORRICO, 41, has served as President, Transaction Services for the Eastern Region of the Company since July 1997. From July 1994 through June 1997, he served as Senior Vice President and District Manager of the central and northern New Jersey commercial offices of the Company. From May 1990 through May 1994, Mr. Orrico served as President of the Commercial Real Estate Division of K. Hovnanian Investment Properties, Inc., a real estate development firm located in Red Bank, New Jersey, and from September 1982 to May 1990 he served as Executive Vice President of National Realty & Development Corp., a real estate development firm located in Purchase, New York.

    BRIAN D. PARKER, 46, has been Senior Vice President and Chief Financial Officer of the Company since October 1996. He also serves as a director and/or officer of certain subsidiaries of the Company. From March 1986 to October 1996, Mr. Parker was associated with The Balcor Company, the real estate subsidiary of American Express Company, serving as Chief Financial Officer and Senior Vice President from April 1995 to October 1996, and serving in various other financial management positions prior to that time. During his association with The Balcor Company, he also served as director of several of its subsidiaries.

    STEVEN F. POPE, 48, has been a Senior Vice President of the Company since June 1994. He has also served as President of Grubb & Ellis Affiliates, Inc., the Company subsidiary which promotes the affiliation of real estate brokerage
firms with the Company, since December 1996.   He was associated with the
Commercial Investment Real Estate Institute, a real estate professional society and training firm located in Chicago, Illinois, serving as Executive Vice President from November 1984 to June 1994.

    STEVEN D. SCRUGGS, 51, has been President of the Corporate and
Institutional Services Group of the Company since October 1996.   From
January 1989 to October 1996, he was associated with Jones Lang Wootton USA ("JLW"), a multi-national real estate services firm located in New York City, serving as Managing Director and Chairman of the Corporate and Advisory Services division of JLW from April 1994 to October 1996. He also served as President of JLW Capital Corp., a broker-dealer subsidiary of JLW, from March 1992 to October 1996. From October 1985 to December 1988, Mr. Scruggs served as Senior Vice President of the consulting division of the Edward S. Gordon Company, Inc., a real estate services firm located in New York City. From August 1981 to October 1985, he served as Vice President of La Salle Partners, Inc., a real estate services firm located in New York City.

    ROBERT J. WALNER, 50, has been Senior Vice President, General Counsel and Corporate Secretary of the Company since January 1994. He also serves as a director and/or officer of certain subsidiaries of the Company, including serving as a director of GEMS since May 1997 and as Vice President of GEMS since January 1996. From August 1992 to January 1994, Mr. Walner was engaged in a private law and consulting practice, and was of counsel to Lawrence Walner & Associates, Ltd. in Chicago, Illinois, a law firm specializing in state and federal class action litigation on a national basis. From November 1979 to

August 1992, he was Senior Vice President, General Counsel and Corporate Secretary of The Balcor Company, the real estate subsidiary of American Express Company.


THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS.



                     2.  APPROVAL OF AN AMENDMENT TO
                  THE RESTATED CERTIFICATE OF INCORPORATION

THE PROPOSAL

    At the Annual Meeting a vote will be taken on a proposal to authorize an amendment (the "Amendment") to the Company's Restated Certificate of Incorporation (the "Charter") to increase the number of shares authorized for issuance thereunder from 25 million authorized shares of Common Stock to 50 million authorized shares of Common Stock, and to eliminate the existing designation of preferences on the authorized Preferred Stock, $.01 par value (the "Preferred Stock").

    Preemptive rights will not attach to any of the newly authorized shares of Common Stock following approval of this proposal.

    The text of the proposed Amendment, which restates Article IV of the Charter, is as follows:

    The total number of shares of capital stock which the Corporation shall have authority to issue is fifty-one million (51,000,000) shares, of which fifty million (50,000,000) shares with a par value of $0.01 per share shall be designated Common Stock, and of which one million (1,000,000) shares with a par value of $0.01 per share shall be designated Preferred Stock.

    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof (including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference), of any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

BACKGROUND FOR THE PROPOSAL

INCREASE IN AUTHORIZED COMMON STOCK

    The authorized capital of the Company currently consists of 25 million shares of Common Stock and one million shares of Preferred Stock. At the close of business on September 30, 1997, there were ________________ outstanding shares of Common Stock and no outstanding shares of Preferred Stock. In addition to its outstanding shares, at such date, the Company had reserved 1,685,899 shares of Common Stock for issuance upon exercise of outstanding warrants, ______________ shares of Common Stock for issuance upon exercise of options granted under its stock option plans, and 135,762 shares for issuance under the Company's 401(k) plan. The Company has submitted for stockholder ratification at the Annual Meeting a new employee stock purchase plan under which 750,000 shares of Common Stock are to be authorized for purchase, and amendments to a stock option plan increasing its authorized
shares by 500,000 shares.   As a result, assuming approval of such proposals,
the Company currently has available for issuance, on a fully-diluted basis, approximately only ______________ shares of authorized Common Stock. The Company has not increased the number of shares of authorized capital stock since 1986.

    The Board believes that the current authorized number of common shares is inadequate for the Company's purposes. The Board believes that it would be advantageous for the Company to have an increased number of common shares available in order to raise additional working capital from time to time, to enhance the Company's ability to attract and retain high-quality employees of the Company who are in a position to contribute to its success by the issuance of equity incentives to such employees, and to support the Company's ability to consummate potential future acquisitions by the use of Common Stock as consideration for the acquisitions. Other than as set forth above regarding employee plans, the Board has no present plan or agreement to issue additional common shares for a specific purpose.

ELIMINATION OF PREFERENCES ON PREFERRED STOCK

    In 1993, the Company issued Preferred Stock to Warburg, Mr. Hanauer, and
The Prudential Insurance Company of America, in connection with certain financing transactions entered into with the Company (the "1993 Financing").
The Charter was amended following stockholder approval of the 1993 Financing to provide for the designation of preferences on the Preferred Stock issued at that time. Prior to the 1993 amendment, the Board was authorized to designate preferences, rights and other features of the Preferred Stock issued from time to time.

    In connection with the 1997 Financing, all outstanding shares of Preferred Stock were retired following their conversion to Common Stock or acquisition by the Company. The Board believes that it is in the best interests of the Company and its stockholders to eliminate the existing designation of preferences in the Charter and restore the Board's authority to designate the preferences, rights and other features of any Preferred Stock to be issued in the future. At the date of this proxy statement, the Board does not anticipate, and has no plans to, issue any Preferred Stock. Eliminating the existing preferences will maximize the Board's flexibility in the issuance of Preferred Stock should such issuance be advantageous for the Company.

POTENTIAL DILUTION; OTHER EFFECTS

    There are certain potential adverse effects which may result from increasing the Company's authorized capital as proposed.

    The issuance of additional shares of Common Stock would result in dilution of the voting power of the existing stockholders.

    Once the Company's authorized capital is increased, the Company's stockholders will have a very limited ability to vote upon either the manner in which the additional shares of Common Stock are issued or sold, or to whom those shares are sold or exchanged, unless stockholder consent is required under Delaware law (e.g., certain merger transactions) or other regulatory requirements, or sought by the Board at its discretion.

    While the proposed Amendment is not intended to deter or prevent a change in control of the Company, having a large pool of Common Stock available for issuance at the discretion of the Board following approval of the Amendment may render more difficult or discourage (i) an attempt to take control of the Company through a merger, tender offer, proxy contest or other means, (ii) the assumption of control by a new holder of a large block of the Company's shares, or (iii) the removal of incumbent management. The Board's actual or threatened issuance of large blocks of Common Stock to the Board, its affiliates or persons "friendly" to the Board could defeat such efforts.

    These factors should be considered by the stockholders in voting on the proposed Amendment.

EFFECTIVE DATE OF THE AMENDMENT

    If the Amendment is approved by the stockholders at the Annual Meeting, it will be promptly filed with the Delaware Secretary of State and will become effective as of the date of filing.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE CHARTER.



            3.   RATIFICATION OF THE GRUBB & ELLIS EMPLOYEE
                            STOCK PURCHASE PLAN

THE PROPOSAL

    A new Grubb & Ellis Employee Stock Purchase Plan (the "Stock Plan") was adopted by the Board of Directors, subject to stockholder approval, on June 20, 1997. The Stock Plan provides for the purchase of up to 750,000 shares of the Common Stock ("Shares"), by employees of the Company at a discount from market price. The Stock Plan provides for payments for the stock to be made through direct payroll deductions.

BACKGROUND FOR THE PROPOSAL

    The Company sponsored an employee stock purchase plan from 1987 until June 30, 1997, when the plan expired. Approximately 550,000 shares were purchased under the plan. The Board believes that having an employee stock purchase plan is an important element in attracting and retaining high-quality employees for the Company. Having such a plan is also a significant way to motivate employees to perform in the best interests of the Company and its stockholders, because it aligns employees' interests with those of the stockholders and gives employees a stake in the success of the Company.

DESCRIPTION OF THE STOCK PLAN

    The following summary of the Stock Plan is qualified in its entirety by the complete text of the plan, copies of which have been filed with the Securities and Exchange Commission and which may also be obtained from the Company by any stockholder.

    All regular employees of the Company and its subsidiaries who work at least 20 hours per week are eligible to participate in the Stock Plan. The Stock Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

    The Stock Plan is administered by the Benefits Committee of the Company
(the "Committee"), which is composed of members of management. The Stock Plan is implemented by sequential offering periods of three months' duration (each of which is referred to herein as an "Offering Period"), commencing on the first day of each of the Company's fiscal quarters; except that the first Offering Period commenced August 1, 1997 and will extend until December 31, 1997. If the Stock Plan is not ratified, the employees' contributions to the purchase of stock will be refunded, and no stock will be purchased on December 31, 1997.

    At the beginning of each Offering Period, employees may elect to participate in the Stock Plan by authorizing payments of up to 15% of their base pay and commissions. An employee may withdraw from participation at any time. Withdrawal during an Offering Period is effected by giving notice to the Company by the 15th day of the last month of such Offering Period. No employee is entitled to purchase in any year shares of Common Stock having a value of more than $25,000, and no employee may purchase Shares under the Stock Plan if, after giving effect to such purchase, such employee would own 5% or more of the outstanding Common Stock. Shares will be purchased automatically on the last day of each Offering Period, at 85% of the lower of the fair market value of such Shares at the first day or the last day of each Offering Period. The fair market value, as defined in the Stock Plan, is the average of the closing prices of the Company's Common Stock on the New York Stock Exchange Composite Tape for the five preceding trading days.

    In the event that any right to purchase Shares outstanding under the Stock Plan expires or is terminated for any reason, the Shares allocated for purchase under such right will return to the pool of Shares available for purchase under the Stock Plan. Termination of a participant's employment for any reason, including retirement, death or disability, terminates the participant's participation in the Stock Plan. In such event, or in the event that a participant withdraws from the Stock Plan, the payments credited to the participant's account will be returned to the participant (or the participant's personal representative), and the participant's rights under the Stock Plan will terminate.

    The Stock Plan will continue until all shares allocated for the plan have
been issued, or until the earlier termination by the Board.   The Board may
amend the Stock Plan, except that any amendment which would a) change the number of Shares issuable under the plan, b) change the designation of corporations whose employees may be offered participation in the Stock Plan, or c) change the plan in a way to disqualify it under Section 423(b) of the Code, must be approved by stockholders.

ADJUSTMENTS TO THE SHARES SUBJECT TO THE STOCK PLAN

    If any change is made in the Common Stock (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments will be made as to the maximum number of Shares subject to the Stock Plan and the number of Shares and price per Share to be purchased at the end of the Offering Period then in effect.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK PLAN

    The Stock Plan is neither a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Code, nor an "employee benefit plan" subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The following summary is for general information only and is limited to a discussion of federal income tax consequences of participation in the Stock Plan as described, based upon the Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of income taxation that may be relevant to a particular participant in light of his or her personal circumstances.

    No taxable income results to a participant at the time of the "grant of a plan option" (the beginning of an Offering Period in which an employee is participating in the Stock Plan) or at the time of purchase of the Shares at the
end of the Offering Period (the "date of exercise").   If the Shares purchased
are not sold during the prescribed holding period (two years from the date of grant and one year from the date of exercise), the lesser of (1) the excess of the fair market value of the Shares at the time of sale over the purchase price or (2) the excess of the fair market value of the Shares at the time the plan option was granted over the purchase price will be reportable as ordinary income in the year of sale. This amount of ordinary income is to be added to a participant's purchase price for the purpose of determining any additional long-term capital gain on sale. No capital loss will be realized unless the stock is sold for less than the purchase price. There will be no corresponding tax deduction to the Company.

    If the Shares are sold before the end of the prescribed holding period (a "disqualifying disposition"), the employee must report as ordinary income in the year of sale, and the Company may deduct as a business expense, the excess of the fair market value of the Shares on the date of exercise over the option price. This amount of ordinary income is to be added to a participant's purchase price for the purpose of determining any additional capital gain or loss. The gain or loss will be short-term or long-term, depending on whether the twelve-month holding period for long-term capital gain or loss is satisfied. Upon a disqualifying disposition, it is possible for an employee to have both ordinary income and capital loss. The Code differentiates between ordinary income tax rates and the tax rates on capital gains and losses.

OTHER INFORMATION

    As of August 12, 1997, approximately 2,900 employees, including all of the Company's executive officers, were eligible to participate in the Stock Plan, and 214 employees signed up to participate. Non-employee directors may not participate in the Stock Plan. Three executive officers have elected to participate in the Stock Plan commencing with the first Offering Period, including Mr. Walner. Because the price of the shares to be purchased will not be established until the end of the Offering Period, and because benefits to be received depend upon employees' decisions to participate throughout the Offering Periods, the benefits to be received under the Stock Plan by the foregoing persons is not determinable at the date of this proxy statement. The closing market price of the Common Stock on the New York Stock Exchange Composite Tape on September 30, 1997 was $_______ per share.


THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE

                   GRUBB & ELLIS EMPLOYEE STOCK PURCHASE PLAN.



        4.   RATIFICATION OF AMENDMENTS TO THE 1990 AMENDED AND RESTATED
                                     STOCK OPTION PLAN

THE PROPOSAL

    The Board has approved and is recommending that stockholders ratify two amendments to the Company's 1990 Amended and Restated Stock Option Plan (the "Plan") which would increase the number of shares of Common Stock authorized for the grant of options.

    The amendments to the Plan increase the authorized shares of Common Stock for issuance under the Plan from 1,500,000 to 2,000,000 shares. The Board approved one amendment effective February 1, 1997 increasing the authorized shares for the Plan by 300,000 shares, and the second amendment, effective June 20, 1997, increasing such shares by an additional 200,000 shares (the "Amendments").

BACKGROUND FOR THE PROPOSAL

    The Board believes that stock options provide an important incentive in attracting and retaining key employees and associates of the Company. Under the Plan, as of August 12, 1997, options to purchase 42,106 shares had been exercised, and, subject to stockholder ratification of the Amendments, there were outstanding options to purchase 1,794,820 shares and 163,074 shares remained available for the grant of options. The Board believes that the recipients of options granted under the Plan which are subject to stockholder ratification of the Amendments are individuals in positions to make significant contributions to the Company. In addition, the Company believes that the balance of shares available for the Plan will be an important recruitment tool for the Company.

DESCRIPTION OF THE PLAN

    The following summary of the Plan and the Amendments is qualified in its entirety by the complete text of the Plan and Amendments, copies of which have been filed with the Securities and Exchange Commission and which may also be obtained from the Company by any stockholder.

    Under the Plan, "incentive stock options," as defined in the Code, or non-qualified options, which do not qualify for treatment as incentive stock options, may be granted to key employees, including executive officers, and non-management directors who are not members of the Compensation Committee. The Plan provides that the Company may extend eligibility to independent contractors associated with the Company who are not directors under certain conditions, but the Company has not yet done so. The Plan is administered by the Board, which can delegate administration to a committee of the Board but has not done so. The Board is authorized, among other powers, to determine the persons to whom options will be granted, the number of option shares to be granted, and the exercise price, term and vesting requirements of options, subject to the terms of the Plan. Each option has a term no longer than ten years from the date of grant, except that no incentive stock option granted to an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company ("Ten-Percent Holder") at the date of grant may be exercisable more than five years after the date of grant. The exercise price of each incentive stock option granted must be 100%, and of each non-qualified option may be from

 50% to 100%, of the fair market value per share of the Common Stock on the date of grant, as set by the Board, subject to the requirement that the exercise price of incentive stock options granted to a Ten-Percent Holder must not be less than 110% of the fair market value per share at the date of grant. The aggregate exercise price is payable in cash, by delivery of Common Stock, or by a combination of both. Vesting accelerates upon certain conditions related to changes of control of the Company or at the discretion of the Board. No incentive stock options may be granted after May 16, 2000 under the Plan. No option granted under the Plan may be assigned or transferred by the optionee except upon death. During the lifetime of the optionee, the option may be exercised only by him or her. The Plan will terminate upon issuance of all shares reserved for the Plan or earlier upon termination by the Board.

ADJUSTMENTS TO THE SHARES SUBJECT TO THE PLAN

    The Plan provides for appropriate adjustments in the number and kind of shares subject to the Plan and to outstanding options in the event of a stock split, stock dividend or certain other types of recapitalizations.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

    The Plan is neither a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Code, nor an "employee benefit plan" subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The following summary is for general information only and is limited to a discussion of federal income tax consequences of the grant, and exercise by cash payment, of options granted under the Plan and the sale of shares upon option exercise, based upon the Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of income taxation that may be relevant to a particular participant in light of his or her personal circumstances.

    INCENTIVE STOCK OPTIONS. There is no taxable event to either the Company or the optionee at the date of grant or exercise of an incentive stock option; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of tax preference" for the optionee for purposes of alternative minimum tax. The amount realized by an optionee upon the sale of stock issued on exercise of an incentive stock option over the aggregate exercise price of the shares is taxable as long-term capital gain, and no deduction is available to the Company, provided that the sale occurs at least two years from the date of grant and at least one year from the date of exercise of the option ("Holding Period"). If an optionee sells the shares acquired through exercise of the option prior to the end of the Holding Period, ("disqualifying disposition"), then the optionee will recognize ordinary income to the extent that the lower of the fair market value of the shares at the date of exercise or the sales price exceeds the exercise price, and the Company has a corresponding tax deduction. The Company will be required to withhold taxes on such ordinary income realized by an optionee who is an employee in order to be entitled to the tax deduction. Any additional gain realized upon sale would be taxable as capital gain.

    NON-QUALIFIED STOCK OPTIONS. With respect to non-qualified options, there is no taxable event to either the Company or the optionee at the date of grant. Upon exercise of an option under the Plan, the optionee will realize ordinary income based upon the difference between the fair market value of the underlying Common Stock at the date of exercise and the exercise price, and the Company will have a corresponding tax deduction. The Company will be required to withhold taxes on the ordinary income realized by an optionee who is an employee upon exercise of non-qualified stock options in order to be entitled to a deduction. An optionee's basis for the stock for purposes of determining his gain or loss on the subsequent disposition of the shares generally will be the fair market value of the underlying Common Stock on the date of the exercise of the option. Such gain or loss upon sale will be treated as short- or long-term capital gain or loss depending upon the holding period.

    The Code differentiates between ordinary income tax rates and the tax rates on capital gains and losses.

OTHER INFORMATION

    Approximately 100 persons would be considered "key employees," including all of the executive officers of the Company, and therefore eligible for the grant of options under the Plan, along with seven eligible non-employee directors. The closing market price of the Common Stock on the New York Stock Exchange Composite Tape on September 30, 1997 was $__________ per share.

NEW PLAN BENEFITS TABLE

    The following table shows the determinable benefits that will be received by each of the designated persons or groups under the Plan if the proposed Amendments to the Plan set forth in this proxy statement are approved.

                                  NEW PLAN BENEFITS

                                                   1990 AMENDED AND RESTATED STOCK OPTION PLAN
                                                    -------------------------------------------
    NAME AND POSITION                              DOLLAR VALUE ($)(1)    NUMBER OF UNITS
- ------------------------------------------------   ------------------     ---------------
Neil Young
  Chairman and Chief Executive Officer                     $ --                   0

Michael McKiernan
  President, Transaction Services, Central Region             --                  0

Donald D. Morrow
  President, Transaction Services, Western Region             --                  0

Steven Scruggs
  President, Corporate and Institutional Services             --                  0

Robert J. Walner
  Senior Vice President, General Counsel
  and Corporate Secretary                                     --                  0

Executive Group                                        $________             50,000(2)

Non-Executive Director Group                                  --                  --

Non-Executive Officer Employee Group                   $________             296,546(3)

- -----------------------
(1) Based on the closing price per share of the Common Stock on September 30, 1997 of $__________ per share.

(2) On June 20, 1997, an executive officer was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $13.50 per share, subject to stockholder ratification of the Amendments. The exercise price represents fair market value of the Common Stock at the date of grant. The option vests in five, equal, annual installments and expires in eight years from the date of grant.

(3) Options to purchase 325,000 shares of Common Stock were granted to non-executive employees of the Company during 1997, of which options to purchase 296,546 shares are subject to stockholder ratification of the Amendments, due to exhaustion of the previously authorized shares for the Plan. The dates of grant and exercise prices of the options are as follows: February 12, 1997 - 100,000 shares at $6.50 per share;
     June 20, 1997 - 185,000 shares at $13.50 per share;
     June 30, 1997 - 15,000 shares at $15.25 per share; and July 7,
     1997 - 25,000 shares at $16.438 per share. The exercise price of each option granted represents fair market value of the Common Stock at the date of grant. Each option vests in five, equal, annual installments and expires eight years from the date of grant, except that options to purchase 15,000 shares granted on June 20, 1997 vest in three, equal annual installments and expire five years from the date of grant.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1990 AMENDED AND RESTATED STOCK OPTION PLAN.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             AND MANAGEMENT

    The following table sets forth information as of August 12, 1997, concerning beneficial ownership of Common Stock by known beneficial holders of more than 5% of the outstanding Common Stock, directors, named executive officers, and all current directors and executive officers as a group. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to the shares held in their names, subject to community property laws if applicable.


                                 AMOUNT AND NATURE OF
                                 BENEFICIAL OWNERSHIP      PERCENT OF CLASS (1)
                                 ----------------------    --------------------
Warburg, Pincus Investors, L.P.
  466 Lexington Avenue               10,443,339(2)(7)           50.1%
  New York,  NY 10017
Archon Group, L.P.                    2,505,200(3)             12.8 %
  600 Las Colinas Blvd., Suite 1980
  Irving, TX 75039
Neil Young                              141,798(4)                  *
R. David Anacker                         18,000(4)                  *
Lawrence S. Bacow                        10,800(4)(5)               *
Joe F. Hanauer                          974,040(4)(5)(6)(7)      4.9%
C. Michael Kojaian                      883,333(8)               4.5%
Sidney J. Lapidus                             0(2)                 --
Reuben S. Leibowitz                           0(2)                 --
Michael  P. McKiernan                    11,533(4)                  *
Robert J. McLaughlin                     13,000(4)                  *
Donald D. Morrow                         11,636(4)                  *
John D. Santoleri                             0(2)                 --
Steven D. Scruggs                         1,000(5)                  *
Robert J. Walner                         85,819(4)(5)               *
Todd A. Williams                              0(3)                  *
All current directors and executive
  officers as a group (18 persons)   3,868,487 (4)(5)           19.1%

*Does not exceed 1.0%.

- -------------------------
(1) Percentages total more than 100% due to the requirement to count derivative securities for certain purposes. The percentage of shares of Common Stock beneficially owned by each designated person assumes that no other person exercises currently outstanding warrants, options or convertible securities.

(2) At August 12, 1997, Warburg beneficially owned 10,443,339 shares of Common Stock through its ownership of (i) 9,105,981 shares of Common Stock, and
    (ii) currently exercisable warrants to purchase an aggregate of 1,337,358 shares of Common Stock. The sole general partner of Warburg is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg,
    Pincus & Co., LLC, a New York limited liability company whose members are substantially the same as the general partners of WP ("Warburg Pincus"), manages Warburg. Lionel I. Pincus is the managing partner of WP and the managing member of Warburg Pincus and may be deemed to control both of them. WP, as the sole general partner of Warburg, has a 20% interest in the profits of Warburg. Each of Messrs. Lapidus, Leibowitz and Santoleri, directors of the Company, is a Managing Director and member of Warburg Pincus and a general partner of WP. As such, they may each be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in an indeterminate portion of the shares
    of Common Stock beneficially owned by Warburg and WP.   Messrs. Lapidus,
    Leibowitz and Santoleri disclaim beneficial ownership in these shares.

(3) Shares reported for Archon include 5,200 shares of Common Stock held by GS&Co. The Goldman Sachs Group, L.P. ("GS Group") is a general partner of, and owns a 99% interest in, GS&Co. GS Group also owns a 94% interest in Archon. The general partner of Archon is Archon Gen Par, Inc. ("AGP"), which is a wholly owned subsidiary of GS Group. Mr. Williams, an officer of GS&Co., an officer of AGP, and a director of Archon, disclaims beneficial ownership of shares of Common Stock beneficially owned by Archon. 5,000 shares of Common Stock held in discretionary client accounts by GS&Co. are excluded.

(4) Includes options under the Company's stock option plans which are currently or by October 11, 1997 will be exercisable for the following numbers of shares: Mr. Young -128,000; Mr. Hanauer - 203,567; Mr. Anacker - 10,000; Professor Bacow - 10,000; Mr. McKiernan - 10,700; Mr. McLaughlin - 10,000; Mr. Morrow - 10,700; Mr. Walner - 36,000; and all current directors and executive officers as a group - 436,967.

(5) Includes 1,000 shares held by an immediate family member of Mr. Scruggs. Includes shares held in trust for the benefit of immediate family members as follows: Professor Bacow - 800; Mr. Hanauer - 407,435;
    Mr. Walner - 35,000.

(6) At August 12, 1997, Mr. Hanauer beneficially owned 974,040 shares of Common Stock, through his direct ownership of 14,497 shares of Common Stock and an option granted under a Company stock option plan which is exercisable for 203,567 shares; and through his ownership of the following securities held in a trust of which Mr. Hanauer is the trustee and he, his wife and children are beneficiaries: (i) 407,435 shares of Common Stock and (ii) currently exercisable warrants to purchase an aggregate of 348,541 shares of Common Stock.

(7) Pursuant to the rules promulgated under the Exchange Act, Warburg and Mr. Hanauer may be deemed to be a "group," as defined in Section 13(d) of such Act. Warburg and Mr. Hanauer do not affirm the existence of such a group and disclaim beneficial ownership of shares of Common stock beneficially owned by any other party.

(8) C. Michael Kojaian's stock ownership includes 50,000 shares of Common Stock owned jointly by himself, Mike Kojaian - his father, and Kenneth J. Kojaian-his brother (together, the "Kojaian Investors"). Mike Kojaian also owns 833,334 shares of Common Stock, and Kenneth J. Kojaian owns 833,333 shares of Common stock. Mike Kojaian is the President and Kenneth J. Kojaian is the Executive Vice President and Secretary of Kojaian Management Corporation. Pursuant to the rules promulgated under the Exchange Act, the Kojaian Investors may be deemed to be a "group," as defined in Section 13(d) of such Act. Each Kojaian Investor does not affirm the existence of such a group and disclaims beneficial ownership of shares of Common Stock solely owned by any other party.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers, chief accounting officer and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Such persons are required to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely upon review of copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended June 30, 1997, such persons complied with all Section 16(a) filing requirements applicable to them, except that Mr. Young filed a late Form 5 to report one transaction not filed on a Form 4.

                              EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth, for all persons who served as Chief Executive Officer in the 1997 fiscal year and for each of the other four most highly-compensated executive officers of the Company as of June 30, 1997, compensation earned, including deferred compensation, for services in all capacities with the Company and its subsidiaries for the fiscal years ended June 30, 1997, 1996 and 1995.



                                                         SUMMARY COMPENSATION TABLE
                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                               ANNUAL COMPENSATION               AWARDS

                                                                                               SECURITIES
                                                                                               UNDERLYING       ALL OTHER
    NAME AND                                                          SALARY      BONUS        OPTIONS/SARS    COMPENSATION
PRINCIPAL POSITION                                          YEAR       ($)         ($)           (#)(1)            ($)
- ------------------                                          ----      -------    -------       ------------    ------------
Neil Young                                                  1997      400,000    400,000               0        _____(3)
  President and Chief Executive Officer(2)                  1996      260,000          0         500,000       _____ (3)
                                                            1995      171,000     17,000          40,000        _____(3)

Michael P. McKiernan                                        1997      177,000    130,000          50,000       _____ (3)
  President, Transaction Services, Central Region(4)        1996       52,000    229,000               0        _____(3)
                                                            1995       45,000    124,000           1,750        _____(3)

Donald D. Morrow                                            1997      163,000     92,000          50,000        _____(3)
  President, Transaction Services, West. Region(5)          1996       54,000    172,000               0        _____(3)
                                                            1995      101,000     37,000           1,750        _____(3)

Steven D. Scruggs                                           1997      146,000     83,000         100,000      100,000(6)
  President, Corporate & Institutional Services(6)          1996           --         --              --             --
                                                            1995           --         --              --             --

Robert J. Walner                                            1997      159,000     78,000          40,000        _____(3)
Senior Vice President, General Counsel                      1996      140,000     50,000               0        _____(3)
  and Corporate Secretary                                   1995      140,000     50,000          40,000        _____(3)

- ----------------------
(1) The amounts represent options to purchase the designated numbers of shares of Common Stock.

(2) Mr. Young was appointed President and Chief Executive Officer in February 1996 and was elected Chairman of the Board in April 1997. He served as President of Commercial Brokerage Operations of the Company from December 1995 to February 1996, and prior to that time as Senior Vice President and President of the Eastern Region of the Company.

(3) Represents Company contributions to the 401(k) plan accounts of the designated individuals.

(4) Mr. McKiernan was appointed President, Transaction Services, Central
    Region, in July 1997. From October 1996 to July 1997 he served as President of the Eastern Region of the commercial brokerage division of the Company. Prior to that time, he served as Sales Manager of a branch office of the Company.

(5) Mr. Morrow has served as President, Transaction Services, Western Region (and predecessor division) of the Company since October 1996. Prior to that time, he served as Sales Manager of a branch office of the Company.

(6) Mr. Scruggs became employed with the Company in October 1996. "All Other Compensation" refers to a signing bonus he received when hired.



                                                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                               POTENTIAL REALIZABLE VALUE AT
                                                                                   ASSUMED ANNUAL RATES OF
                                                                                  STOCK PRICE APPRECIATION
                 INDIVIDUAL GRANTS                                                   FOR OPTION TERM (1)
- -----------------------------------------------------------------------------   ------------------------------
                         NUMBER OF        PERCENT
                        SECURITIES       OF TOTAL
                        UNDERLYING   OPTIONS/SARS     EXERCISE
                      OPTIONS/SARS     GRANTED TO      OR BASE
                         GRANTED(2)   EMPLOYEES IN      PRICE       EXPIRATION             5%           10%
    NAME                    (#)         FISCAL YEAR     ($/SH)        DATE                ($)           ($)
- -------------------    -----------    -------------   --------   --------------     ----------      ---------
Neil Young                       0             --           --              --              --             --
Michael P. McKiernan(3)     50,000          6.25%        $4.00     Oct. 9, 2004      $  95,491       $228,718
Donald D. Morrow(3)         50,000          6.25%        $4.00     Oct. 9, 2004      $  95,491       $228,718
Steven D. Scruggs(3)       100,000         12.50%        $4.25    Oct. 20, 2004      $ 202,919       $486,025
Robert J. Walner (3)        40,000          5.00%       $3.375    July 25, 2004      $  64,456       $154,384

- -----------------
(1) The potential realizable value is calculated from the market price per share on the date of grant, assuming the Common Stock appreciates in value at the stated percentage rate from the date of grant of an option to the expiration date. The exercise prices of the options set forth in the table were equal to the market prices on the dates of grant. Actual gains, if any, are dependent on the future market price of the Common Stock. The closing market price of the Common Stock on the New York Stock Exchange Composite Tape on September 30, 1997 was $__________ per share.

(2) The amounts represent options to purchase the designated numbers of shares of Common Stock granted, at exercise prices based upon the fair market value on the dates of grant, under the Plan. Each of the options vests in five equal, annual installments from the dates of grant, and expires eight years from the date of grant. Vesting accelerates upon certain conditions related to changes of control of the Company or at the discretion of the Board.

(3) The options of Messrs. McKiernan and Morrow were granted on October 10, 1996, Mr. Scruggs' option was granted on October 21, 1996 and Mr. Walner's option was granted on July 26, 1996.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                  OPTION/SAR VALUES

                      SHARES                      NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                   ACQUIRED ON                   UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS/SARS AT
                    EXERCISE                    OPTIONS/SARS AT FY-END(#)                 FY-END($)
    NAME              (#)    VALUE REALIZED($)   EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE(1)
- -----------------  --------  ----------------   --------------------------       -----------------------------
Neil Young            --             --             125,000/430,000                $1,604,125/$5,547,750
Michael P. McKiernan  --             --                  700/51,050                      $9,013/$576,019
Donald D. Morrow      --             --                  700/51,050                      $9,013/$576,019
Steven D. Scruggs     --             --                   0/100,000                        $0/$1,100,000
Robert J. Walner      --             --               28,000/72,000                    $359,500/$893,000

- -----------------------
(1) The value of the in-the-money options at fiscal year-end was calculated based on the closing price of the Common Stock as reported on the New York Stock Exchange on June 30, 1997 ($15.25 per share).

COMPENSATION OF DIRECTORS

    Only directors who are not employees of the Company and who are neither holders of five percent or more of the Common Stock of the Company ("Five-Percent Holders") nor employees or affiliates of entities which are Five-Percent Holders ("Outside Directors"), receive compensation for serving on the Board and on its committees. Such compensation currently consists of an annual retainer fee of $15,000 and a fee of $1,000 for each Board or committee meeting attended. These fees are set by the Board.

    In addition, under the 1993 Stock Option Plan for Outside Directors,
Outside Directors each receive an option to purchase 10,000 shares of Common Stock upon the date of first election to the Board, with an exercise price equal to market value on such date. Directors other than members of the Compensation Committee are also eligible to receive stock options under the 1990 Amended and Restated Stock Option Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    In connection with the appointment of Neil Young as President and Chief Executive Officer of the Company on February 22, 1996, the Company entered into an employment agreement with Mr. Young providing for his service in such capacities for a term expiring in June 1999, with an option to extend the term
for an additional year.   Pursuant to the agreement, Mr. Young received an
annual salary of $400,000 through June 30, 1997, which salary thereafter increased to $425,000 per year. He is eligible to receive incentive compensation for fiscal years 1997, 1998 and 1999 equal to 50% of his annual salary, based upon achievement of certain levels of net income of the Company ("Formula"), which incentive compensation may be increased in the discretion of the Compensation Committee based upon such factors as the Compensation Committee
determines are relevant.  Under the agreement,   Mr. Young was awarded an
incentive payment of $400,000 for the 1997 fiscal year, one-half of which was based upon the Formula and one-half of which was based upon the Compensation Committee's recognition of Mr. Young's contribution to the Company, including
the increase in stockholder value.   He also received, under the agreement,  a
non-qualified option to purchase 450,000 shares of Common Stock at an exercise price of $2.375 per share, expiring in ten years and vesting in five, equal annual installments, with the first installment vesting on December 31, 1996; provided, that upon termination of Mr. Young's employment a) after June 29, 2000, or b) upon a material reduction in his responsibilities following an event which results in a stockholder other than Warburg or its affiliates owning more than 25% of the outstanding Common Stock, the vesting of any unvested portion of such option will be accelerated. The agreement also provides that in the event that the Company terminates the employment of Mr. Young prior to expiration of the agreement for any reason, he will receive the equivalent of one year's salary and benefits and a pro-rata share of the incentive compensation.

    Mr. Walner, Senior Vice President, General Counsel and Corporate Secretary, is entitled to receive severance compensation in an amount equal to up to nine months' salary and reimbursement of certain out-of-pocket expenses under certain circumstances relating to the location required for performance of his services, in the event that he resigns from employment with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee are Reuben S. Leibowitz (Chairman) and Lawrence S. Bacow. Neither of the members of the Compensation Committee has served as an officer or employee of the Company.

    Mr. Leibowitz is a Managing Director and member of Warburg Pincus, and a
general partner of WP, each of which are affiliates of Warburg.   See also,
"Information About the Nominees for Director" and "Security Ownership of Certain Beneficial Owners and Management " above. Warburg, the principal stockholder of the Company, entered into a number of transactions with the Company related to the 1997 Financing which are described below.

    1997 FINANCING.

    In October 1996, Warburg purchased from The Prudential Insurance Company of America ("Prudential") all of the outstanding promissory notes, 130,233 shares of Junior Convertible Preferred Stock, $.01 par value ("Junior Preferred Stock") convertible into 2,322,067 shares of Common Stock, and warrants to purchase 350,000 shares of Common Stock which had been issued by the Company to Prudential (the "Prudential Securities"), for $23 million plus accrued and unpaid interest on the notes. The notes consisted of a) $10 million principal amount of 9.90% Senior Notes (the "Senior Notes"); b) $10.9 million principal amount of "payment-in-kind" notes ("PIK Notes"), at an interest rate of
10.65% per annum; c) $2.2 million principal amount of PIK Notes at an interest rate of 11.65% per annum; and d) a $5 million revolving credit note with an
interest rate per annum of 2.5% above LIBOR ("Revolving Note").   Prudential
retained 397,549 shares of Common Stock, and 19,767 shares of Junior Preferred Stock, and agreed to convert its Junior Preferred Stock to Common Stock in the event that Warburg converted shares of Senior Convertible Preferred Stock, $.01 par value ("Senior Preferred Stock") to Common Stock.

    Concurrently with the sale to Warburg, Warburg granted to the Company an option, expiring in April 1997, to purchase the Prudential Securities from Warburg at Warburg's cost, plus interest of 10% per annum, increasing to 12% per annum in February 1997 ("First Option"). In consideration of the grant of the First Option, the Company agreed to extend the expiration dates of warrants to purchase an aggregate of 1,012,358 shares of Common Stock, then held by Warburg from January 29, 1998 to January 29, 2002.

    In December 1996, the Company sold 2.5 million shares of Common Stock to the Kojaian Investors for a purchase price of $10 million. The proceeds were used by the Company to purchase from Warburg and then retire the PIK Notes and the 130,233 shares of Junior Preferred Stock held by Warburg for a price of $10 million plus accrued interest of approximately $69,000. Warburg and Mr. Hanauer thereupon converted all Senior Preferred Stock held by them to 4,828,548 shares and 339,629 shares of Common Stock, respectively.
Prudential converted its Junior Preferred Stock to 352,447 shares of Common Stock. In connection with these transactions, Warburg retained warrants to purchase an aggregate of 325,000 shares of Common Stock, and Warburg transferred to Mr. Hanauer warrants to purchase an aggregate of 25,000 shares of Common Stock, which Warburg had received from Prudential. In addition, contingent warrants to purchase an aggregate of 38,410 shares of Common Stock held by Mr. Hanauer's family trust were cancelled, and warrants to purchase an aggregate of 323,541 shares of Common Stock held by Mr. Hanauer's family trust were amended to extend the expiration date to January 29, 2002, and to conform to the anti-dilution provisions in the other outstanding warrants. Warburg granted to the Company a second option, expiring in April 1997 (subject, under certain circumstances, to extension to June 1997), to purchase the Senior Notes and the Revolving Note for a purchase price of $13 million plus interest at the same rate as the First Option.

    In January 1997, the Company sold 2.5 million shares of Common Stock to Archon for a purchase price of $11.25 million. The proceeds were used, along with additional cash, to purchase from Warburg and then retire the remaining Senior Notes and Revolving Note at a price of $13 million, plus accrued interest of approximately $96,000.

    The largest aggregate indebtedness of the Company to Warburg during the 1997 fiscal year was approximately $28.6 million of principal, which was retired upon the Company's purchase of the Prudential Securities from Warburg as described above.

    WARBURG'S CURRENT OWNERSHIP OF SECURITIES OF THE COMPANY. Warburg currently owns 9,105,981 shares of Common Stock. Warburg also owns warrants to purchase an aggregate of 873,072 shares of Common Stock at an exercise price of $3.50 per share, and warrants to purchase an aggregate of 464,286 shares of Common Stock at an exercise price of $2.375 per share.

    VOTING AGREEMENT. Pursuant to the Voting Agreement described above in "Information About the Nominees for Director," Warburg, the Kojaian Investors and Archon agreed to vote all their shares of Common Stock in favor of the election to the Board of one nominee designated by a majority of the Kojaian Investors, one nominee designated by Archon, and all nominees designated by Warburg. Messrs. Lapidus, Leibowitz and Santoleri have been designated as Warburg Nominees with respect to the 1997 election of directors.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, THAT MIGHT INCORPORATE OTHER FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING COMPENSATION COMMITTEE REPORT AND THE SECTION ENTITLED, "STOCK PRICE PERFORMANCE" SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee has furnished the following report on executive compensation:

    The Compensation Committee has developed and implemented compensation policies, plans and programs which seek to reward achievement of positive financial results for the Company, and thus enhance stockholder value. Providing longer-term equity incentives has been an important additional method of aligning closely the financial interests of the Company's senior officers with those of its stockholders.

    In order to attract and retain outstanding executives with the potential to contribute significantly to the success of the Company, the Compensation Committee's policies have sought to compensate executives commensurate with executives of equivalent-sized firms in terms of revenues and with similar responsibilities, but not necessarily with reference to companies in the Peer Group of companies referred to below under "Stock Price Performance."

    The Compensation Committee's policies include the objective of assuring, to the extent deemed appropriate in each case, qualification of each executive's compensation for deductibility under Section 162(m) of the Internal Revenue Code, which section generally imposes a $1 million limit on deductibility for any taxable year of the compensation for each of the chief executive officer and the other four most highly compensated executive officers.

    The compensation of Mr. Young, Chairman of the Board and Chief Executive Officer, during the 1997 fiscal year, pursuant to his employment agreement, consisted of an annual base salary of $400,000 and eligibility for additional cash incentive compensation equal to 50% of his annual salary, based upon achievement of certain levels of net income of the Company ("Formula"), which incentive compensation may be increased in the discretion of the Compensation Committee based upon such factors as the Compensation Committee determines are relevant. In approving the compensation terms of his employment agreement at the time of his appointment, the Compensation Committee took into consideration its knowledge of competitive compensation programs for chief executive officers and Mr. Young's level of responsibility and expectations of future performance. Mr. Young was awarded an incentive payment of $400,000 for the 1997 fiscal year, one-half of which was based upon the Formula and one-half of which was based upon the Compensation Committee's recognition of Mr. Young's contribution to the Company, including the increase in stockholder value.

    During the 1997 fiscal year, executive officers other than Mr. Young were eligible to receive compensation consisting of three components: base salary, cash incentive compensation and longer-term equity incentives. The Compensation Committee reviewed with Mr. Young the compensation of all such executive officers. Base salaries were approved on the basis of the Compensation Committee members' knowledge of competitive salaries as described above and judgments about the executives' individual past performance, level of responsibilities and expectations of future performance. In setting base salaries, the level of an executive's responsibilities was given the greatest consideration. The eligibility to receive cash incentive compensation was based upon achievement of targeted levels of total Company-wide, and applicable regional, revenue and profitability of the Company and attainment of individual performance goals related to productivity. No one factor was a prerequisite to receiving incentive compensation. The cash incentive compensation paid was based upon attainment of annual goals and was earned as a percentage of salary.

    Stock options are designed to align the interests of executives with those of stockholders, and further the growth, development and financial success of the Company. The Compensation Committee believes that granting equity incentives to the Company's management helps retain and motivate management. In recommending grants of stock options by the Board, the Compensation Committee takes into account the respective scope of responsibility and the anticipated performance requirements and contributions to the Company of each proposed optionee. In addition, stock options are awarded from time to time in connection with hiring or promoting executives. The Compensation Committee's decision to recommend the award of equity incentives at the time of hiring or promotion is based upon the circumstances of a particular hiring or promotion, including the level of responsibility of the executive. Six executive officers who held office during the 1997 fiscal year received options to purchase Common Stock of the Company, with exercise prices set at fair market value at the dates of grant, vesting over five-year periods. The recommended number of shares underlying the equity incentives provided to each executive was determined by the Compensation Committee, primarily based upon the executive's level of responsibility.


                                           THE COMPENSATION COMMITTEE


                                           Lawrence S. Bacow
                                           Reuben S. Leibowitz



STOCK PRICE PERFORMANCE

    The following graph shows a five-year comparison of cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the S&P 500 Stock Index and a peer group of the Company ("Peer Group"). The comparison assumes $100 was invested on June 30, 1992 in each of the foregoing and that all dividends, if any, were reinvested.

    METHOD OF SELECTION OF PEER GROUP. To the best knowledge of the Company, its most significant competitors are privately held commercial real estate brokerage firms and, therefore, the Company was unable to construct a peer group containing companies whose sources of revenue and business are substantially
similar to those of the Company.   The Peer Group was formed by selecting those
public companies with the same company-level Standard Industrial Classification ("SIC") Code as the Company as reported by Media General Financial Services as of June 30, 1997, excluding firms whose primary business activity involves ownership of real estate investments -- either real estate investment trusts ("REIT's") or other entities (collectively, "real estate investment companies").
 The Company's company-level SIC Code is 6531, which relates to real estate agents and managers. The Company believes that the stock price performance of a real estate investment company will be typically quite different than that of a real estate services company like the Company, because the sources of income, nature of assets (i.e., interests in real property) and other factors are dissimilar. In addition, a REIT must meet specific requirements regarding organizational structure and ownership, distributions and other items, and is exempt from regular federal corporate income taxes. The Peer Group companies so selected, in addition to the Company, are: CB Commercial Real Estate Services Group, Inc. ("CB

Commercial"); The DeWolfe Companies, Inc.; Kennedy-Wilson, Inc.; NHP Incorporated ("NHP"); Vacation Break U.S.A., Inc. ("Vacation Break"); and
Westmark Group Holdings, Inc.   The initial public offerings of the following
firms were consummated on the dates indicated: CB Commercial -November 1996; NHP - August 1995; and Vacation Break - December 1995. Prime Management Group, Inc., included in the peer group presentation in the 1996 proxy statement, ceased public trading in its stock in April 1996, and therefore was not reported by Media General at June 30, 1997.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                GRUBB & ELLIS COMPANY, S&P 500 AND PEER GROUP
                 (PERFORMANCE RESULTS THROUGH JUNE 30, 1997)


                        [STOCK PERFORMANCE GRAPH]

                        6/30/92   6/30/93     6/30/94   6/30/95    6/30/96    6/30/97
                        -------  --------    ---------  --------   --------   --------
Grubb & Ellis           $100.00   $ 54.55    $  34.55   $  30.91   $  61.82   $249.09
S&P 500                 $100.00   $113.65    $ 115.25   $ 145.30   $ 183.08   $246.61
Peer Group              $100.00   $ 61.41    $  32.21   $  21.53   $  33.36   $ 44.32


    *Total return assumes reinvestment of dividends on a quarterly basis.



                              RELATED PARTY TRANSACTIONS

    The following are descriptions of certain transactions and business relationships between the Company and its directors, executive officers, and principal stockholders. The Company believes that the fees and commissions paid to the Company as described below were comparable to those which would have been paid to unaffiliated third parties. See also "Information About the Nominees for Director" regarding the Voting Agreement and "Compensation Committee Interlocks and Insider Participation" above.

    Archon, a principal stockholder of the Company, which is affiliated with Mr. Williams, a director of the Company, is engaged in the business of managing real estate assets held by partnerships sponsored by affiliates of Archon. During the 1997 fiscal year, Archon and its affiliates paid the Company and its subsidiaries approximately $82,000 for management of its portfolio properties, and approximately $330,000 for leasing and other real estate commissions.

    In addition, the Whitehall Street Real Estate Limited Partnerships ("Whitehall"), whose assets are primarily managed by Archon, has engaged the Company from time to time to perform real estate services with respect to its portfolio properties in the ordinary course of business. During the 1997 fiscal year, Whitehall paid the Company and its subsidiaries approximately $73,000 for real estate commissions.

    The Kojaian Companies, Kojaian Management Corporation and their affiliates (collectively, "KMC") are controlled by the Kojaian Investors.
C. Michael Kojaian, a director of the Company, is a director, shareholder and the President of the Kojaian Companies; and a director, shareholder, and an Executive Vice President and the Treasurer of Kojaian Management Corporation. KMC is engaged in the business of investing in and managing real property both for its own account and for third parties. During the 1997 fiscal year, KMC paid the Company and its subsidiaries approximately $694,000 for management of its portfolio properties, including leasing commissions.



                                       AUDITORS

    The firm of Ernst & Young LLP, certified public accountants, served as auditors of the Company for the 1997 and 1996 fiscal years. Although no auditors have been appointed for the 1998 fiscal year, it is anticipated that Ernst & Young LLP will be so selected. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they desire to do so.



                         SUBMISSION OF STOCKHOLDER PROPOSALS

    The proxy rules adopted by the Securities and Exchange Commission provide that certain stockholder proposals must be included in the proxy statement for the Company's annual meeting. The Company anticipates that the proxy statement for next year's annual meeting will be mailed in October 1998 and that the annual meeting will be held in November 1998. Therefore, in order for a stockholder proposal to be considered for inclusion in next year's proxy statement, it must be received by the Company no later than June 11, 1998.



                                REPORT TO STOCKHOLDERS

    The Company's 1997 Annual Report to Stockholders, containing audited financial statements for the fiscal year ended June 30, 1997, is being mailed to Stockholders with this Proxy Statement. STOCKHOLDERS MAY REQUEST A COPY OF THE ANNUAL REPORT FROM INVESTOR RELATIONS, GRUBB & ELLIS COMPANY, 2215 SANDERS ROAD, SUITE 400, NORTHBROOK, ILLINOIS 60062.


                                                BY ORDER OF THE BOARD
                                                OF DIRECTORS



                                                Robert J. Walner
                                                Corporate Secretary

                                                                  Appendix A
                                    GRUBB & ELLIS
                             EMPLOYEE STOCK PURCHASE PLAN


         Grubb & Ellis Company, a corporation organized under the laws of the State of Delaware (the "Company"), hereby adopts the Grubb & Ellis Employee Stock Purchase Plan (the "Plan"). The purposes of the Plan are as follows:
         (1)  To assist employees of the Company and its Subsidiary
Corporations (as defined below) in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended.
         (2) To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiary Corporations.

1.  DEFINITIONS

         Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and the plural forms of the terms defined):

    (a)  "Authorization" has the meaning set forth in Section 3(b) hereof.

    (b) "Bargaining Unit" means a bargaining unit covered by a collective bargaining agreement with the Company or a Subsidiary Corporation if the collective bargaining agent of such bargaining unit has elected, by written notice to the Company or a Subsidiary Corporation, to exclude the employees in such bargaining unit from participation in the Plan. A collective bargaining agent may revoke an election to exclude the employees in the bargaining unit from participation in the Plan by written notice to the Company or the Subsidiary Corporation. Prior to August 1, 1997, the Company shall present a copy of the Plan to the collective bargaining agent for each bargaining unit of the Company and Subsidiary Corporations. The Company shall present a copy of the Plan to the collective bargaining agent of each bargaining unit covered by a collective bargaining agreement entered into by the Company or a Subsidiary Corporation after August 1, 1997. Each collective bargaining agent shall have an opportunity to review the Plan and decide whether or not the employees in the bargaining unit should participate in the Plan. Each collective bargaining agent shall be allowed the choice to exclude the employees in the bargaining unit from the Plan without regard to the provisions of the existing collective bargaining agreement or other relevant agreement. A collective bargaining agent shall provide written notice of the agent's election to exclude the employees in the bargaining unit, or the agent's revocation of a prior election to exclude the employees in the bargaining unit, not less than 10 days prior to the first day of the Offering Period with respect to which such election, or revocation, is to be effective.

    (c) "Board of Directors" or "Board" means the Board of Directors of the Company.

    (d) "Broker Employee" means an employee of the Company or any Subsidiary Corporation all or part of whose compensation consists of brokerage commissions.

    (e)  "Code" means the Internal Revenue Code of 1986, as amended.

    (f) "Committee" means the committee appointed to administer the Plan pursuant to Section 13 hereof.

    (g)  "Company" means Grubb & Ellis Company, a Delaware corporation.

    (h) "Date of Exercise" means, with respect to any Option, the last day of the Offering Period for which the Option was granted.

    (i) "Date of Grant" means, with respect to any Option, the date upon which the Option is granted, as set forth in Section 3(a) hereof.

    (j) "Eligible Compensation" means an Eligible Employee's rate of base pay and commissions paid during the applicable period. Eligible Compensation does not include bonuses, overtime, or deferred compensation and is determined before contributions to any employee plan.

    (k) "Eligible Employee" means an employee of the Company or any Subsidiary Corporation who (1) would not, immediately after the Option is granted, own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company, a Parent Corporation or a Subsidiary Corporation, (2) whose customary employment is for more than 20 hours per week and (3) whose customary employment is for more than five months in any calendar year, including salaried and hourly employees and Broker Employees; provided that employees who are employed in a Bargaining Unit shall not be Eligible Employees. For purposes of paragraph (k), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee. During a leave of absence meeting the requirements of Treasury Regulation 1.421-7(h)(2), an individual shall be treated as an employee of the Company or Subsidiary Corporation employing such individual immediately prior to such leave. "Eligible Employee" shall not include any director of the Company or any Subsidiary Corporation, or any other person, who does not render services to the Company in the status of an employee within the meaning of Section 3401(c) of the Code.

    (l) "Offering Period" shall mean the three month period commencing on the first calendar day of each fiscal quarter of the Company and ending on the last calendar day of each such fiscal quarter of the Company; provided, however, that the first Offering Period under the Plan shall commence on August 1, 1997 and end on December 31, 1997. Options shall be granted on the Date of Grant and exercised on the Date of Exercise as provided in Sections 3(a) and 4(a) hereof.

    (m) "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of the Company's Stock.

    (n) "Option Period" means, with respect to any Option, the period beginning upon the Date of Grant and ending upon the Date of Exercise.

    (o)  "Option Price" has the meaning set forth in Section 4(b) hereof.

    (p) "Parent Corporation" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (q) "Participant" means an Eligible Employee who has complied with the provisions of Section 3(b) hereof.

    (r) "Payday" means a day on which the Company pays Eligible Compensation to Eligible Employees and which is designated by the Committee as the day on which payroll deductions are to be withheld under the Plan.

    (s)  "Plan" means the Grubb & Ellis Employee Stock Purchase Plan.

    (t)  "Plan Year" means the calendar year.

    (u) "Stock" means the shares of the Company's Common Stock, $0.01 par value.

    (v) "Subsidiary Corporation" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (w)  "Termination Election" has the meaning set forth in Section 5(a).

2.  STOCK SUBJECT TO THE PLAN

         Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 11 hereof (relating to amendments of the
Plan), the Stock which may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate 750,000 shares, and may be unissued shares or treasury shares or shares bought on the market for purposes of the Plan.

3.  GRANT OF OPTIONS

         (a)  GENERAL STATEMENT.  The Company shall offer Options under the
Plan to all Eligible Employees in successive Offering Periods until the earlier of: (i) the date when the number of shares of Stock available under the Plan have been sold; or (ii) the date the Plan is terminated. Except as otherwise provided, the Date of Grant of an Option shall be the first date of the Offering Period of such Option. Each Option shall expire on the Date of Exercise immediately after the automatic exercise of the Option pursuant to Section 4(a) hereof. The number of shares of Stock subject to each Option shall equal the payroll deductions authorized by each Participant in accordance with subsection
(b) hereof for the Option Period, divided by the Option Price, except as provided in Section 3(c); provided, however, that the maximum number of shares of Stock subject to any Option shall not exceed 5,000.

         (b) ELECTION TO PARTICIPATE; PAYROLL DEDUCTION AUTHORIZATION. An Eligible Employee shall participate in the Plan only by means of payroll deduction. Each Eligible Employee who elects to participate in the Plan shall deliver to the Company prior to such Date of Grant, a completed and executed written payroll deduction authorization and such other documents as may be required by the Committee (the "Authorization"), within such time periods and according to such procedures as the Committee shall specify. An Eligible Employee's Authorization shall give notice of such Eligible Employee's election to participate in the Plan for the next following Offering Period and subsequent Offering Periods and shall designate a stated dollar amount or a stated whole percentage amount of Eligible Compensation to be withheld. The Company shall withhold amounts on each Payday in accordance with the Authorization. The amount withheld shall not be less than $5.00 each Payday and the amount shall not exceed 15% of Eligible Compensation. The cash compensation payable to a Participant for an Offering Period shall be reduced through a payroll deduction in an amount equal to the stated amount or percentage specified in the Authorization, and such amount shall be credited to the Participant's account under the Plan. Any Authorization shall remain in effect until the Eligible Employee amends the same pursuant to procedures specified by the Committee, the Eligible Employee terminates participation in the Plan pursuant to Section 5 hereof, or the Eligible Employee ceases to participate in the Plan upon termination of employment pursuant to Section 6 hereof.

         (c) $25,000 LIMITATION. No Eligible Employee shall be granted an Option under the Plan which permits his rights to purchase stock under the Plan and under all other employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation subject to Section 423 of the Code to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the Option is granted) for each calendar year in which the option is outstanding at any time. For purpose of the limitation imposed by this subsection, the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of the fair market value of such stock (determined at the time such option is granted) for any one calendar year, and a right to purchase stock which has accrued under an option may not be carried over to any other option.

4.  EXERCISE OF OPTIONS; OPTION PRICE

         (a) GENERAL STATEMENT. Each Participant automatically and without any act on such Participant's part shall be deemed to have exercised such Participant's Option on the Date of Exercise to the extent that the balance then in the Participant's account under the Plan is sufficient to purchase, at the Option Price, shares of Stock subject to the Option, unless the Option has been previously terminated pursuant to Section 5 or Section 6 hereof.

         (b) OPTION PRICE DEFINED. The option price per share of Stock (the "Option Price") to be paid by a Participant upon the exercise of the Participant's Option shall be equal to 85% of the lesser of the fair market value of a share of Stock on the Date of Exercise or the fair market value of a share of Stock on the Date of Grant. The fair market value of a share of Stock as of a given date shall be the average of the closing prices on the New York Stock Exchange-Composite Tape for the five preceding trading days.

         (c) ISSUANCE OF SHARES. The Company may, at the discretion of the Committee, use an uncertificated program to issue shares of Stock to Participants or the Company may issue certificated shares of Stock to Participants.

              (i) CERTIFICATED PROGRAM. The following provisions shall apply if certificated shares of Stock are issued under the Plan. A Participant's Option shall be exercised to the extent the amount credited to the Participant's account will purchase whole shares of Stock. The Company shall deliver to the Participant or his or her nominee, as soon as practicable after the exercise of any Option, a certificate representing the whole shares of Stock purchased by the Participant from funds credited to the Participant's account under the Plan. Any amount credited to the Participant's account after the purchase of whole shares of Stock upon exercise of an Option shall be carried forward in such account to the following Offering Period and shall be applied toward the purchase of shares of Stock pursuant to the Option, if any, granted to such Participant for such Offering Period. In the event the Company is required to obtain authority from any commission or agency to issue any such certificate, the Company shall seek to obtain such authority.

              (ii) UNCERTIFICATED PROGRAM. The following provisions shall apply if certificated shares of Stock are not issued under the Plan. A Participant's Option shall be exercised to the extent the amount credited to the Participant's account will purchase whole or fractional shares of Stock. The Company shall deliver to an agent designated by the Company, as soon as practicable after the exercise of any Option, the whole or fractional shares of Stock purchased by the Participant from funds credited to the Participant's account under the Plan. Such shares of Stock shall be held on behalf of the Participant by the agent. The Participant may transfer or sell such shares of Stock by providing directions to the agent in accordance with procedures specified by the Committee.

              (iii) INABILITY TO ISSUE SHARES. The inability of the Company to obtain authority from any such commission or agency which the Committee in its absolute discretion deems necessary for the lawful issuance of shares of Stock under the Plan shall relieve the Company from liability to any Participant's account following the remittance to such Participant of the outstanding amount in cash in one lump sum without any interest thereon which was credited to such Participant's account under the Plan and for which shares were not issued.

         (d) PRO RATA ALLOCATIONS. If the total number of shares of Stock for which Options are to be exercised on any Date of Exercise exceeds the number of shares of Stock remaining unsold under the Plan (after deduction of all shares for which Options have theretofore been exercised), the Committee shall make a pro rata allocation of the available remaining shares in as nearly a uniform manner as shall be practicable and the balances of payroll deductions credited to the accounts of Participants which have not been applied to the purchase of shares of Stock shall be paid to such Participants in cash in one lump sum within sixty (60) days after the Date of Exercise, without any interest thereon. The Committee shall give written notice of such allocation to each Participant affected thereby.

5.  TERMINATION OF PARTICIPATION IN THE PLAN

         (a) GENERAL STATEMENT. Any Participant may terminate participation under the Plan at any time except that no Participant may terminate participation after the 15th day of the last month of any Offering Period. A Participant who wishes to terminate from the Plan must deliver to the Company a notice of termination in a form prepared by the Company (the "Termination Election"). Upon receipt of a Participant's Termination Election, the Company shall pay to the Participant the amount of the balance in the Participant's account under the Plan in cash in one lump sum within sixty (60) days, without any interest thereon. Upon receipt of a Participant's Termination Election by the Company, the Participant shall cease to participate in the Plan and the Participant's Option shall terminate.

         (b) ELIGIBILITY FOLLOWING TERMINATION. A Participant who terminates participation in the Plan and who is still an Eligible Employee shall be eligible to participate again in the Plan as of any subsequent Date of Grant by delivering to the Company an Authorization pursuant to Section 3(b) hereof.

6.  TERMINATION OF EMPLOYMENT

         If the employment of a Participant with the Company and the Subsidiary Corporations terminates for any reason, including death or retirement, the Participant's participation in the Plan automatically and without any act on the Participant's part shall terminate as of the date of the termination of the Participant's employment. As soon as practicable after such a termination of employment, the Company shall pay to the Participant (or the Participant's estate, in the event of the Participant's death) the amount of the balance in the Participant's account under the Plan without any interest thereon. Upon a Participant's termination of employment, the Participant's Authorization, interest in the Plan and Option under the Plan shall terminate.

7.  RESTRICTION UPON ASSIGNMENT

         An Option granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant's interest in the Plan, the Participant's Option or any rights under the Participant's Option.

8.  NO RIGHTS OF STOCKHOLDERS UNTIL SHARES ISSUED

         With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant or his or her nominee or the agent designated by the Company on the Participant's behalf following exercise of the Participant's Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distributions or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

9.  CHANGES IN THE STOCK; ADJUSTMENTS OF AN OPTION

         Whenever any change is made in the Stock or to Options outstanding under the Plan, by reason of a stock split, stock dividend, recapitalization or other subdivision, combination, or reclassification of shares, appropriate action shall be taken by the Committee to adjust accordingly the number of shares of Stock subject to the Plan and the number and the Option Price of shares of Stock subject to the Options outstanding under the Plan to preserve, but not increase, the rights of Participants hereunder.

10. USE OF FUNDS; NO INTEREST PAID

         All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited to any Participant's account under the Plan with respect to such funds.

11. AMENDMENT OF THE PLAN

         The Board of Directors may amend, suspend, or terminate the Plan at any time and from time to time, provided that approval by a vote of the holders of more than 50% of the outstanding shares of the Company's capital stock entitled to vote shall be required to amend the Plan: (i) to change the number of shares of Stock reserved for sale pursuant to Options under the Plan, (ii) to alter the employers whose employees are eligible to participate in the Plan or requirements for eligibility to participate in the Plan, or (iii) in any manner that would cause the Plan to no longer be an "employee stock purchase plan" within the meaning of Section 423(b) of the Code. If the Plan is suspended or terminated during an Offering Period, each Participant's participation shall automatically terminate as of the date of such suspension, and as soon as practicable the Company shall pay to each Participant the amount of the balance of the Participant's account under the Plan without any interest thereon.

12.  TERM; APPROVAL BY STOCKHOLDERS

         No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company's stockholders within 12 months after the date of the Board of Directors' adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; and provided, further, that if such approval has not been obtained by the end of said 12-month period, all Options previously granted under the Plan shall thereupon expire.

13. ADMINISTRATION BY COMMITTEE; RULES AND REGULATIONS

         (a) APPOINTMENT OF COMMITTEE. The Plan shall be administered by the Committee, which shall be composed of not less than two individuals each of whom is an employee of the Company or a Subsidiary Corporation and/or a member of the Board of Directors. Each member of the Committee shall serve for a term commencing on a date specified by the Board of Directors and continuing until the member dies or resigns or is removed from office by the Board of Directors. The Committee at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each Participant.

         (b) DUTIES AND POWERS OF COMMITTEE. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Committee shall have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. Nothing contained herein shall empower the Committee to take any actions that requires shareholder approval pursuant to Section 11.

         (c) MAJORITY RULE. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

         (d) COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board of Directors, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination, or interpretation.

14. NO RIGHTS AS AN EMPLOYEE

         Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company, a Parent Corporation or a Subsidiary Corporation or to affect the right of the Company, any Parent Corporation or any Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

15. MERGER, ACQUISITION OR LIQUIDATION OF THE COMPANY

         In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets or 50% or more of the Company's then outstanding voting stock, the liquidation or dissolution of the Company or any other reorganization of the Company, the Date of Exercise with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation, dissolution, or reorganization unless the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options in a manner complying with Section 424(a) of the Code.

16. EFFECT UPON OTHER PLANS

         The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary Corporation. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation (a) to establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not limited to, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

17. CONDITIONS TO ISSUANCE OF STOCK

         The Company shall not be required to issue uncertificated shares or issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of Option prior to fulfillment of all the following conditions:

         (a) The admission of such shares of Stock to listing on all stock exchanges, if any, on which is then listed; and

         (b) The completion of any registration or other qualification of such shares under the state or federal law or under the rulings or regulations of the Securities and Exchange commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

         (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

         (d) The payment of the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

         (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

18. NOTIFICATION OF DISPOSITION

         Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock purchased upon exercise of an Option if such disposition or transfer is made (a) within two (2) years from the Date of Grant of the Option or (b) within one (1) year after the transfer of such shares to such Participant upon exercise of such Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

19. NOTICES

         Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Vice President, Human Resources or his or her designee and any notice to be given to any Eligible Employee or Participant shall be addressed to such Employee at such Employee's last address as reflected in the Company's records. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to an Eligible Employee or a Participant shall, if the Eligible Employee or Participant is then deceased, be given to the Eligible Employee's or Participant's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall have been deemed duly given if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

20. HEADINGS

         Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

                                 * * * * * * *

         I hereby certify that the foregoing Plan was adopted by the Board of Directors of Grubb & Ellis Company, on June 20, 1997.

         Executed as of this ____ day of _______, 199_.

                                  ____________________________________
                                  Name:
                                  Title:


                               * * * * * * *


         I hereby certify that the foregoing Plan was approved by the stockholders of Grubb & Ellis Company on _______ __, 199_.

Executed at _______, _______ on this ___ day of ____, 199_.


                                  ____________________________________

                                                                   Appendix B
                                GRUBB & ELLIS COMPANY
                     1990 AMENDED AND RESTATED STOCK OPTION PLAN
                    AS AMENDED EFFECTIVE AS OF SEPTEMBER 25, 1996


         1.  PURPOSE.  The purpose of the 1990 Amended and Restated Stock
Option Plan (the "Plan") is to promote the interests of Grubb & Ellis Company (the "Company"), its subsidiaries and its stockholders, in retaining and attracting key persons associated with the Company and its subsidiaries who are in a position to contribute significantly to the success of the Company and its subsidiaries, by granting options ("Options") to such persons to purchase shares of its Common Stock, $0.01 Par Value ("Shares"). This Plan is an amendment and restatement of the Company's 1981, 1982, 1983, 1984 and 1985 Stock Option Plans (Amended) ("Plans"), and includes the Second Amendment to the Plan effective as of November 21, 1995 and the Third Amendment to the Plan effective as of September 25, 1996.

         2. EFFECTIVE DATE OF THE PLAN; TERM. Subject to approval by the holders of a majority of the outstanding shares of Common Stock of the Company voting on or before May 16, 1991, this Plan shall be effective as of May 16, 1990 ("Effective Date"). Upon becoming effective, this Plan shall continue in effect until such date as the Board of Directors of the Company discontinues the Plan; provided, however, that no "incentive stock Options" shall be granted under the Plan after May 16, 2000. Any such termination of the Plan shall not affect Options previously granted and such Options shall remain in full force and effect as if this Plan had not been terminated. On and after the Effective Date, all outstanding options under the previous Plans shall continue to be effective under this Plan upon the terms and conditions of the options as granted and amended prior to the Effective Date.

         3. ADMINISTRATION. This Plan shall be administered by the Board of Directors of the Company or by such committee of directors (in either case, the "Board/Committee") as may be established by the Board of Directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended. No member of the Compensation Committee of the Board of Directors (the "Compensation Committee") shall be eligible to participate in this Plan while serving as a member of the Compensation Committee, nor shall any such member have been so eligible for one year prior to becoming a member of the Compensation Committee. Subject to the provisions of this Plan, the Board/Committee shall have sole authority, in its absolute discretion, to determine which eligible persons shall receive Options (the "Optionees"), the dates when Options shall be granted, the terms of such Options (which may differ from one another), the number of Shares to be optioned, and the exercise price of such Options, and shall have authority to do everything necessary or appropriate to administer this Plan, including, without limitation, interpreting this Plan. All decisions, determinations and interpretations of the Board/Committee shall be final and binding on all persons, including the Company and its subsidiaries, and all Optionees.

         4. ELIGIBILITY. The Board/Committee may grant Options to any key employee of the Company or of any of its subsidiaries, whether presently in existence or hereinafter organized or acquired, and to any director of the Company, whether or not such director is an employee; provided, however, that directors who are members of the Compensation Committee are not eligible to receive Options under the Plan.
On and after such date when securities issuable under the Plan to independent contractors are registrable on a Form S-8 or similar registration statement, or otherwise when securities compliance becomes similarly simplified, in the judgment of the appropriate corporate officers of the Company, upon written notification to the Board/Committee, the Board/Committee may grant "non-qualified" Options (see below) to any key independent contractor associated with the Company or any of its subsidiaries, subject to the above limitation on members of the Compensation Committee. As of the Effective Date, independent contractors are not eligible to be granted Options under the Plan. A key employee or key independent contractor associated with the Company is one whose duties and/or authority are such that, in the judgment of the Board/Committee, he or she is in a position to contribute significantly to the success of the Company or any of its subsidiaries.

         5. STOCK TO BE OPTIONED. The maximum number of Shares of authorized, but unissued, or reacquired Common Stock of the Company, which may be optioned and sold under this Plan is 1,500,000 Shares. Outstanding Options under the previous Plans will be subject to and authorized by this Plan. On and after the Effective Date, Shares subject to expired or cancelled Options will be available for regrant of Options. The Shares authorized will be available for the grant of
either "incentive stock Options" (see below) or non-qualified Options.   Except
as set forth in this paragraph, as of the Effective Date, the authorization of Shares under the previous Plans shall be cancelled.

         6.  GRANTING OF OPTIONS.

         (a) Options may be granted pursuant to this Plan at any time during its term. Options granted may be either incentive stock Options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "non-qualified Options" which do not meet such requirements; provided, however, that ISOs shall be granted only to eligible employees. Each Option grant shall be consistent with the terms of this Plan. No Option granted pursuant to this Plan shall be exercisable more than ten years after the date of grant, unless the Board/Committee determines otherwise with respect to individual Option grants or for all Options or Optionees; provided, however, that no ISO granted to an Optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company at the date of grant shall be exercisable more than five years after the date of grant.

         (b) DOLLAR LIMITATION ON ISOs GRANTED BEFORE JANUARY 1, 1987. The aggregate fair market value (determined as of the date the Option is granted) of the Shares for which any employee may be granted ISOs in any calendar year under this Plan and under any other plan of the Company, its subsidiaries and/or any parent corporation before January 1, 1987, shall not exceed $100,000 plus any "unused limit carryover" to such year. If $100,000 exceeds the aggregate fair market value (determined as of the date the Option is granted) of the Shares for which an employee was granted ISOs in any calendar year after 1980, under any ISO plan of his or her employer corporation and its parent and subsidiary corporations, then one-half of such excess shall be "unused limit carryover" to each of the three succeeding calendar years. The amount of the unused limit carryover for any calendar year which may be taken into account in any succeeding calendar year shall be the amount of such carryover reduced by the amount of such carryover which was used in prior calendar years. For purposes of the foregoing sentence, the amount of ISOs granted during any calendar year shall be treated as first using up the $100,000 limitation of the first sentence of this Section 6(b), and then shall be treated as using up unused limit carryovers to such year in the order of the calendar years in which the carryovers arose.

         (c) DOLLAR LIMITATION ON ISOs GRANTED AFTER DECEMBER 31, 1986. For ISOs granted after December 31, 1986, the aggregate fair market value (determined as of the respective date or dates of grant) of the Shares with respect to which ISOs may first be exercisable under the Plan (or any other plan of the Optionee's employer corporation or its parent or subsidiary corporation) during any one calendar year shall not exceed the sum of $100,000.

         7. OPTION PRICE. The Option price for each Share purchasable upon exercise of Options granted pursuant to this Plan either shall be its fair market value or, in the case of non-qualified Options only, may be such other price as the Board/Committee shall determine which shall be at least 50% of the fair market value of such Share, at the date of grant of the Option; provided, however, that the exercise price of ISOs granted to an Optionee who owns stock possessing more than 10% of the total combined voting power of all classes of the Company at the date of grant shall be set at not less than 110% of the fair market value per Share at the date of grant. The fair market value of the Shares on any given date shall be determined by reference to the closing market price per Share on the New York Stock Exchange Composite Reporting System (or on such other major trading market or exchange on which the Company's Common Stock is then traded) on the trading date next preceding such date.

         8.  VESTING OF OPTIONS.

         (a) The vesting period of each Option granted shall be as determined by the Board/Committee; provided, that if a vesting period is not specified by the Board/Committee, the number of Shares granted to an Optionee shall be divided into three, equal installments. The first such installment shall vest, and the Option shall be exercisable with respect to the Shares included in such installment, on the date one year after the grant of the Option, and each succeeding installment shall vest, and the Option shall be exercisable with respect to the Shares included therein, annually thereafter.

         (b) Notwithstanding the foregoing, Options granted pursuant to this Plan shall vest immediately upon the occurrence of any of the following events (hereafter referred to as "Acceleration"): (i) at the election of the Board/Committee with respect to Options specifically designated; (ii) the merger or combination of the Company with another corporation, when as a result thereof the shareholders of the Company immediately preceding such merger or combination shall immediately thereafter own less than 50% of the outstanding shares of the surviving corporation which at the time shall have, by the terms thereof, the ordinary voting power to elect the directors of such corporation;
(iii) a tender offer or single transaction (other than a merger or combination of the Company with another corporation) which in either case results in a change in ownership of 33-1/3% or more of the outstanding shares of Common Stock of the Company; (iv) a sale to an unrelated party of substantially all of the assets of the Company; or (v) a substantial partial or complete liquidation of the Company.

         9.  EXERCISE OF OPTIONS.

         (a) An Option may be exercised when installments vest and at any time from time to time thereafter during the specified term of the Option with respect to all or a portion of the Shares covered by such vested installments; provided, that not less than ten Shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under such Option and only whole Shares may be purchased; and further subject to the restrictions contained in this Section 9.

         (b) An ISO granted before January 1, 1987 shall not be exercisable while there is "outstanding" any ISO which was granted before the granting of such Option to such Optionee to purchase stock in the Company or in a corporation which (at the date such Option is granted) is a parent or subsidiary corporation of the Company, or in a predecessor corporation of any of such corporations. For purposes of the foregoing sentence, any ISO shall be treated as "outstanding" until such Option is exercised in full or expires by reason of lapse of time.

         (c) An Option may be exercised by delivery of written notice of such exercise to the Company at its principal business office by the Optionee, together with one of the following:

         1) full cash payment for the Shares with respect to which the Option is exercised, in the form of a check payable to the Company in the amount of the aggregate purchase price;

         2) full payment for the Shares with respect to which the Option is exercised in the form of shares of Common Stock of the Company already owned by the Optionee having a fair market value (determined in accordance with Paragraph
7) equal to the aggregate purchase price of the Shares;

         3) full payment for the Shares with respect to which the Option is exercised in the form of a combination of cash and already-owned shares;

         4) in the discretion of the Board/Committee, payment on an installment basis by making an initial payment and thereafter paying the balance of the exercise price within a term not to exceed ten years from the date of exercise (or sooner upon termination of employment for any reason other than incapacity, retirement or death);

         5) if offered by the Board/Committee, an executed subscription agreement and promissory note upon such terms and conditions as the Company may require, which shall evidence the Optionee's irrevocable agreement to purchase the Shares within one year of such notice.

         Until the issuance of the stock certificate, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for any dividend or distribution in respect of the Shares for which the record date is prior to the date the stock certificate is issued except as provided in Section 13.

         (d) Except as otherwise provided in the option agreement or form of grant with respect to an Option, an Option may be exercised by the Optionee either while he or she is, and has continually been since the date of the grant of the Option, an employee of the Company, its subsidiaries, its parent or its successor companies, or a director of the Company, or within three months after termination of such status, except that if his or her continuous employment or service as a director terminates by reason of his or her death, to the extent that installments have vested and remain unexercised on the date of the Optionee's death, such Option of the deceased Optionee may be exercised within one year after the death of such Optionee, by (and only by) the person or persons to whom his or her rights under such Option shall have passed by will or by the laws of descent and distribution.

         (e) A non-qualified Option granted to an Optionee while associated with the Company or its subsidiaries as an independent contractor may be exercised under the same conditions as that of an employee Optionee described in Paragraph 9(d) above, except that "associate" and "association" shall be substituted for "employee" and "employment," respectively.

         10. OPTIONS NOT TRANSFERABLE. Options granted under this Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution, and may be exercised during the lifetime of an Optionee only by such Optionee.

         11. CANCELLATION AND NEW GRANT OF OPTIONS. The Board/Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or a different number and class of shares of stock and having an Option price per share on the new grant date set according to Paragraph 7 above, and a new vesting schedule commencing on such date.

         12.  AMENDMENT OR TERMINATION OF THE PLAN.

         (a) The Board of Directors of the Company may amend this Plan from time to time in such respects as it may deem advisable; provided, however, that without stockholder approval, the Board of Directors may not amend the Plan to effect an increase in the number of Shares authorized for the grant of Options to a number greater than is authorized hereunder.

         (b) The Board of Directors of the Company may at any time terminate this Plan. Any such termination of this Plan shall not affect Options previously granted and such Options shall remain in full force and effect as if this Plan had not been terminated.

         (c) The Board/Committee may amend or modify outstanding Options issued under the Plan in any or all aspects whatsoever not inconsistent with terms of the Plan; provided, however, that no such amendment or modification shall adversely affect the rights of an Optionee with respect to Options at the time outstanding under the Plan unless the Optionee consents to such amendment.

         13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If all or any portion of an Option is exercised subsequent to any of the following kinds of changes in the outstanding Common Stock of the Company: a stock dividend, stock-split, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property for stock, corporate separation, reorganization or liquidation; and if as a result shares of any class shall be issued in respect of outstanding shares of Common Stock or shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes; then the Optionee, upon exercising such an Option, shall receive, for the aggregate price paid, the aggregate number and class of Shares which he or she would have been holding following any and all such changes in the outstanding Common Stock of the Company as if Shares (as authorized at the date of the granting of such Option) had been purchased by him or her at the date of granting of such Option for the same aggregate price (on the basis of the price per Share provided in such Option) and had not been disposed of; provided, however, that no fractional Share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional Share not issued. In the event of any such change in the outstanding Common Stock of the Company, the aggregate number and class of Shares remaining available under this Plan shall be that number and class which a person, to whom an Option had been granted for all of the available Shares under this Plan on the date preceding such change, would be entitled to receive as provided in the first sentence of this Section 13.

         14. AGREEMENT AND REPRESENTATIONS OF OPTIONEE. As a condition to the exercise of any portion of an Option, the Company may require the Optionee of such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended, or any other applicable law, regulation or rule of any governmental agency.

         15. RESERVATION OF SHARES OF COMMON STOCK. The Company during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority, in order to issue and sell such number of Shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares of its Common Stock hereunder shall relieve the Company of any liability in respect to the non-issuance or sale of such stock as to which such requisite authority shall not have been obtained.

         16.  MISCELLANEOUS.

         (a) No person shall have any claim or right to be granted an Option under this Plan. The grant of an Option under this Plan shall not confer any right on the Optionee to continue in the employ of or association with the Company or limit in any way the right of the Company to terminate such employment or association.

         (b) The Company shall have the right to condition exercise of Options granted pursuant to this Plan upon satisfactory arrangements to assure that, to the extent the exercise of such Options shall result in realization by the person exercising such Options of income subject to a requirement that taxes be withheld with respect to such income, the amount of such taxes shall be provided by the Optionee at the time of exercise of the Options or the number of Shares issuable upon such exercise shall be reduced and withheld to satisfy such tax obligations.

                               GRUBB & ELLIS COMPANY

                             Fourth Amendment to the
                   1990 Amended and Restated Stock Option Plan



         Grubb & Ellis Company (the "Company"), by resolution of its Board of Directors and approval of its stockholders, has adopted this Fourth Amendment to the Company's 1990 Amended and Restated Stock Option Plan, as amended (the "Plan") pursuant to Section 12(a) of the Plan, effective as of February 1, 1997.

         1. The first sentence of Section 5 of the Plan is hereby amended to read as follows:

         "The maximum number of Shares of authorized, but unissued, or reacquired Common Stock of the Company which may be optioned and sold under this Plan is 1,800,000 shares."

         I hereby certify that the foregoing Fourth Amendment to the Plan was duly adopted by the Company's Board of Directors on February 27, 1997 and duly approved by the Company's stockholders on November 20, 1997.


                             ____________________________________
                             Carol Vanairsdale
                             Assistant Secretary

                                GRUBB & ELLIS COMPANY

                                FIFTH AMENDMENT TO THE
                     1990 AMENDED AND RESTATED STOCK OPTION PLAN


         Grubb & Ellis Company (the "Company"), by resolution of its Board of Directors and approval of its stockholders, has adopted this Fifth Amendment to the 1990 Amended and Restated Stock Option Plan, as amended (the "Plan") pursuant to Section 12(a) of the Plan, effective as of June 20, 1997.

         1. The first sentence of Section 5 of the Plan is hereby amended to read as follows:

         "The maximum number of Shares of authorized, but unissued, or reacquired Common Stock of the Company which may be optioned and sold under this Plan is 2,000,000 shares."

         I hereby certify that the foregoing Fifth Amendment to the Plan was duly adopted by the Company's Board of Directors on June 20, 1997 and duly approved by the Company's stockholders on November 20, 1997.



                             ____________________________________
                             Carol Vanairsdale
                             Assistant Secretary

PROXY                          GRUBB & ELLIS COMPANY                      PROXY

           FOR THE ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 20, 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, being a stockholder of Grubb & Ellis Company (the "Company") and having received the Notice of Annual Meeting of Stockholders dated October 9, 1997 and the accompanying Proxy Statement, appoints Robert J. Walner and Blake W. Harbaugh and each or any of them as Proxy Holders, with full power of substitution, to represent and vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook Illinois, in the Willow Room on Thursday, November 20, 1997 at 9:00 a.m. or at any and all adjournments thereof, with all powers which the undersigned would possess if personally present.

    The shares represented by this Proxy will be voted in the manner directed herein by the undersigned. If no direction is made, the Proxy will be voted "FOR" all nominees listed under the "Election of Directors," all of whom have been nominated by the Board of Directors, "FOR" the amendment to the Restated Certificate of Incorporation, "FOR" the employee stock purchase plan, and "FOR" the amendments to the stock option plan as more fully described in the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement. If any of the nominees listed should become unavailable prior to the Annual Meeting, the Proxy will be voted for any substitute nominee or nominees designated by the Board of Directors. The undersigned ratifies and confirms all that said Proxy Holders or their substitutes may lawfully do by virtue hereof.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                 GRUBB & ELLIS COMPANY
        PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.



The Board of Directors recommends a vote FOR all nominees for Directors and FOR Proposals 2 and 3.

1.  ELECTION OF DIRECTORS -      FOR    WITHHOLD   FOR ALL (Except Nominees
    NOMINEES:  Neil Young, R. David Anacker,                 written  below)
    Lawrence S. Bacow, Joe F. Hanauer,              ________________________
    C. Michael Kojaian, Sidney J. Lapidus,
    Reuben S. Leibowitz, Robert J. McLaughlin,
    John D. Santoleri, and Todd A. Williams

2.  APPROVAL OF THE AMENDMENT TO THE RESTATED      FOR    AGAINST     ABSTAIN
    CERTIFICATE OF INCORPORATION

3.  RATIFICATION OF THE GRUBB & ELLIS EMPLOYEE     FOR    AGAINST     ABSTAIN
    STOCK PURCHASE PLAN

4.  RATIFICATION OF AMENDMENTS TO THE 1990
    AMENDED AND RESTATED STOCK OPTION PLAN         FOR    AGAINST     ABSTAIN

5 . In accordance with the judgments of the Proxy Holders, upon such other business as may properly come before the meeting and at any and all adjournments thereof.



                               [  ] Mark here for address change and indicate.

                               Signature:________________________Date:_________

                               Signature:________________________Date:_________

     Please date and sign exactly as your name appears hereon. Joint owners should each sign. The full title or capacity of any person signing for a corporation, partnership, trust or estate should be indicated.